UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Skyline Champion Corporation

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SKYLINE CHAMPION

2019

PROXY STATEMENT &
ANNUAL MEETING OF SHAREHOLDERS

  LETTER TO OUR SHAREHOLDERS

Keith Anderson Former Chief Executive Officer

Dear Shareholder:

We are pleased to invite you to our 2019 Annual Meeting of Shareholders, which will take place on Tuesday, July 30, 2019 at 9:00 AM, Eastern Time, at the Hilton Garden Inn located at 200 Wilshire Drive, Troy, MI 48084. Annual meetings play an important role in maintaining communications and understanding among our management, Board of Directors and shareholders, and we hope you will join us.

On the pages following this letter you will find:

	◾	The notice of our 2019 Annual Meeting of Shareholders, which lists the items of business to be considered at the Annual Meeting; and
	◾	Our 2019 proxy materials, which describe the items of business listed in the notice and provide other information you will likely find useful in deciding how to cast your vote.

We have elected to provide our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” shareholders a Notice Regarding the Availability of Proxy Materials (the “Notice”) with instructions for accessing the proxy materials, including our proxy statement and Annual Report to Shareholders, and for voting via the Internet. Providing our proxy materials to shareholders electronically allows us to conserve natural resources and reduce our printing and mailing costs related to the distribution of our proxy materials. If you wish to receive paper copies of our proxy materials you may do so by following the instructions contained in the Notice.

I have announced my retirement as CEO of the Company effective June 1, 2019 but am prepared to continue to serve on your Board of Directors if re-elected. Mark Yost has been named as our next CEO. I have been honored to serve as CEO and greatly appreciate the shareholder support I have received during my tenure. I would ask that you continue your support and interest in Skyline Champion Corporation as Mark leads the Company forward.

Sincerely,

Keith Anderson

Former CEO

June 5, 2019

  NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS

Meeting Information

DATE & TIME Tuesday, July 30, 2019 9:00 AM Eastern Time	LOCATION Hilton Garden Inn 200 Wilshire Drive Troy, MI 48084	RECORD DATE You may vote if you owned Skyline Champion common stock at the close of business on June 5, 2019.

Items of Business

1	To elect seven members of the Board of Directors, each to serve until the next annual meeting of shareholders or until a successor has been duly elected and qualified.

2	To ratify the appointment of Ernst & Young LLP as Skyline Champion’s independent registered public accounting firm.

3	To consider a non-binding advisory vote on fiscal 2019 compensation paid to Skyline Champion’s named executive officers.

4	To transact any other business that may properly come before the annual shareholders meeting or any postponements or adjournments thereof.

Voting Matters and Board Recommendations

Agenda Item	Board Recommendation	Broker Discretionary Voting Allowed	Abstentions	Required Vote
1. Election of Directors	FOR ALL Nominees	No	No Effect	Plurality of Votes Cast
2. Ratification of Auditors	FOR	Yes	No Effect	Majority of Votes Cast
3. Advisory Approval of Executive Compensation	FOR	No	No Effect	Majority of Votes Cast

By order of the Board of Directors,

Roger K. Scholten

Senior Vice President, General Counsel, and Secretary

June 5, 2019

  PROXY SUMMARY

Explanatory Note About the Skyline Champion Corporation Transaction

As previously reported by Skyline Champion Corporation (“Skyline Champion,” the “Company,” “we,” “us,” or “our”), on June 1, 2018 (the “Closing Date”), Skyline Corporation and Champion Enterprises Holdings, LLC (“Champion Holdings”) combined their operations pursuant to the Share Contribution & Exchange Agreement (the “Exchange Agreement”), dated as of January 5, 2018, by and between Skyline Corporation and Champion Holdings. Under the Exchange Agreement, (i) Champion Holdings contributed to Skyline Corporation all of the issued and outstanding equity interests of each of Champion Holdings’ wholly-owned operating subsidiaries, Champion Home Builders, Inc., a Delaware corporation (“CHB”), and CHB International B.V., a Dutch private limited liability company (“CIBV”) (the shares of stock of CHB and CIBV contributed to Skyline Corporation, the “Contributed Shares”), and (ii) in exchange for the Contributed Shares, Skyline Corporation issued to the members of Champion Holdings, in the aggregate, 47,752,008 shares of Skyline Corporation’s common stock (the transactions described in (i) and (ii), together, the “Exchange”). In connection with the Exchange, Skyline Corporation changed its name to Skyline Champion Corporation. Skyline Champion was the legal acquirer, but Champion Holdings was determined to be the accounting acquirer in the Exchange. More information about the Exchange can be found in the Form 8-K filed by Skyline Champion on June 6, 2018.

Our Board of Directors is soliciting your vote for the following:

PROPOSAL ONE: Election of Directors

We are asking you to vote “FOR” the following candidates for election to our Board of Directors. Additional information on Director Nominees is available beginning on page 3.

Nominee	Age	Director Since[1]	Independent	Current Committee Membership
Keith Anderson	57	2018	No
Timothy Bernlohr	60	2018	Yes	Compensation; Nominating and Governance Committee
Michael Berman	61	2018	Yes	Audit; Nominating and Governance Committee
John C. Firth	61	2006	Yes	Audit; Nominating and Governance Committee
Michael Kaufman	47	2018	Yes	Compensation; Nominating and Governance
Gary E. Robinette	70	2018	Yes	Audit; Compensation
Mark Yost	46	2019	No

1.	Messrs. Anderson, Bernlohr, and Robinette served on the Board of Directors of Champion Holdings from 2013, 2010, and 2010, respectively, until the closing of the Exchange.

PROPOSAL TWO: Ratification of Auditors

We are asking you to ratify the appointment by the Audit Committee of Ernst & Young LLP (“EY”) as our independent auditors for fiscal 2020. Additional information on independent auditor appointment is available beginning on page 15.

	Audit Fees	Tax Fees	Total Fees
Fiscal 2019	$2,864,756	$294,110	$3,158,866
Fiscal 2018	$1,158,093	$149,105	$1,307,198

PROPOSAL THREE: Executive Compensation

We are asking you to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. Additional information on our executive compensation program is available beginning on page 17.

2019 Proxy Statement    |    SKYLINE  CHAMPION        1

  PROPOSAL ONE: ELECTION OF DIRECTORS

Skyline Champion’s Board of Directors is currently comprised of eight members but is anticipated to be reduced to seven members following the 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”). Directors are elected annually at Skyline Champion’s annual meeting of shareholders, and each director holds office until the next annual meeting of the shareholders and until their successors are elected and qualified. Directors need not be shareholders of Skyline Champion.

Our Board of Directors, upon the recommendation of the Nominating and Governance Committee, voted to nominate Keith Anderson, Timothy Bernlohr, Michael Berman, John C. Firth, Michael Kaufman, Gary E. Robinette, and Mark Yost for re-election at the 2019 Annual Meeting. Richard W. Florea, former President and Chief Executive Officer of Skyline Corporation prior to the Exchange, has not been re-nominated. Information relating to each nominee, including their period of service as a director of the Company, principal occupation and other biographical material is shown later in this proxy statement.

It is intended that the votes authorized by the enclosed proxy will be cast for the election of the seven director nominees. In the event that one or more of the nominees unexpectedly becomes unavailable for election, the votes will be cast, pursuant to authority granted by the enclosed proxy, for such person or persons as may be designated by the current Board of Directors or the Board may be reduced accordingly. All of the nominees have consented to be named in the proxy statement and have indicated their intent to serve if elected.

The Board of Directors recommends that shareholders vote FOR all seven director nominees. The voting standard for director elections is a plurality standard. This means that the individuals who receive the highest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting.

THE BOARD OF DIRECTORS DEEMS “PROPOSAL NO. 1 – ELECTION OF DIRECTORS” TO BE IN THE BEST INTERESTS OF SKYLINE CHAMPION AND OUR SHAREHOLDERS AND RECOMMENDS A VOTE “FOR” EACH NOMINEE.

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PROPOSAL ONE: ELECTION OF DIRECTORS

General Information About the Board of Directors

The current members of the Skyline Champion Board of Directors nominated for re-election at the 2019 Annual Meeting represent a desirable range of viewpoints, backgrounds, skills, experience and expertise. The biography of each nominated director and a description of certain specific experiences, qualifications, attributes and skills of each director that led the Board to conclude that the individual should serve as a director are described below:

Keith Anderson Chief Executive Officer Age: 57

Background:

Mr. Anderson became a director of Skyline Champion on June 1, 2018 in connection with the Exchange. Mr. Anderson was named Chief Executive Officer of Skyline Champion on June 1, 2018 and retired from that role effective June 1, 2019. He served between November 1, 2016 and the Closing Date as Chief Executive Officer of both Champion Holdings and Champion Home Builders, Inc. (“CHB”). Previously, from June 2015 through October 30, 2016, Mr. Anderson was President and Chief Executive Officer of Champion Holdings and Chief Executive Officer of CHB. Since 2016, he has served on the board of managers of Southwest Stage Funding, LLC d/b/a Cascade Financial Services. He has also been a director of the non-profit organization Manufactured Housing Institute since 2015, and currently serves on the Manufactured Housing Advisory council for both Fannie Mae and Freddie Mac. Prior to joining Champion Holdings, Mr. Anderson was Executive Vice President and Chief Operating Officer of Walter Investment Management Corp. from June 2012 to November 2014. From November 1995 to June 2012, Mr. Anderson held various executive management positions at GreenTree Servicing, LLC ending with the role of President and Chief Executive Officer. Mr. Anderson holds a B.S. in Accounting from Illinois State, and an M.B.A. from DePaul University.

Qualifications:

Mr. Anderson’s extensive experience as a senior executive and director, including with Champion Holdings, in the manufactured home industry and the financial services industry providing financing for manufactured housing, make him highly qualified to serve on our Board.

Michael Berman Independent Age: 61 Committees: Audit (Chair) Nominating and Governance

Background:

Mr. Berman joined the Skyline Champion Board of Directors in November 25, 2018. Mr. Berman is the Chief Executive Officer of MB Capital Associates. From 2011 through 2018, he was Chief Financial Officer and Executive Vice President of General Growth Properties, a retail real estate investment company. Previously he was Executive Vice President and Chief Financial Officer of Equity LifeStyle Properties, an owner and operator of manufactured home communities. Mr. Berman was employed in the investment banking department of Merrill Lynch & Co. from 1988 through 2002. Mr. Berman also serves as a director of Brixmor Property Group, Inc., one of the nation’s largest owner-operators of grocery anchored shopping centers. Mr. Berman holds a M.B.A. from Columbia University Graduate School of Business, a law degree from Boston University School of Law, and a B.A. from Binghamton University.

Qualifications:

Mr. Berman’s broad real estate, investment, and corporate financial experience, coupled with his manufactured housing community experience, make him highly qualified to serve on our Board.

2019 Proxy Statement    |    SKYLINE  CHAMPION        3

PROPOSAL ONE: ELECTION OF DIRECTORS

Timothy J. Bernlohr Independent Age: 60 Committees: Compensation Nominating and Governance

Background:

Mr. Bernlohr became a director of Skyline Champion on June 1, 2018 in connection with the Exchange and has served as Chairman of the Board of Directors of Skyline Champion since that time. He served as Chairman of the Board of Managers of Champion Enterprises Holdings, LLC from 2010 through May 2018. Mr. Bernlohr is the founder and managing member of TJB Management Consulting, LLC, which specializes in providing project-specific consulting services to businesses in transformation, including restructurings, interim executive management and strategic planning services. Mr. Bernlohr founded the consultancy in 2005. Mr. Bernlohr was President and Chief Executive Officer of RBX Industries, Inc., which was a nationally recognized leader in the design, manufacture and marketing of rubber and plastic materials to automotive, construction and industrial markets, until it was sold in 2005. Prior to joining RBX Industries, Inc. in 1997, Mr. Bernlohr spent 16 years in the International and Industry Products division of Armstrong World Industries, where he served in a variety of management positions. Mr. Bernlohr also serves as a director and chairman of the compensation committees of WestRock Company and International Seaways Inc., and as a director and chairman of the Audit committee of Atlas Air Worldwide Holdings, Inc. Within the last five years he was a director of Chemtura Corporation, Rock-Tenn Company, Cash Store Financial Services Inc. and Overseas Shipholding Group, Inc. Mr. Bernlohr holds a B.A. in Arts and Sciences from Pennsylvania State University.

Qualifications:

Mr. Bernlohr’s experience as a consultant, senior executive and director, including with Champion Holdings, and certain public companies, make him highly qualified to serve on our Board.

John C. Firth Independent Age: 61 Committees: Nominating and Governance (Chair) Audit

Background:

Mr. Firth was elected as a director of Skyline Corporation in 2006 and continues to serve as a director of Skyline Champion. Mr. Firth currently serves as President of Quality Dining, Inc. and is a member of its Board of Directors. Quality Dining operates over 200 restaurants in seven states and employs over 8,000 people. From March 1994 through April 2005, Quality Dining’s shares were traded on the Nasdaq stock market. Prior to being named President of Quality Dining, Mr. Firth served in a variety of capacities including Executive Vice President, Principal Financial Officer and General Counsel. Before joining Quality Dining in 1996, Mr. Firth was a partner in a South Bend, Indiana law firm. He was appointed to the Indiana Corporate Law Commission by Indiana Governor Joseph E. Kernan (2004 to 2006). Mr. Firth received B.A. and J.D. degrees from the University of Notre Dame.

Qualifications:

The Board benefits from Mr. Firth’s executive management experience, strategic vision, corporate governance acumen, business judgment and financial expertise.

Michael Kaufman Independent Age: 47 Committees: Compensation Nominating and Governance

Background:

Mr. Kaufman became a director of Skyline Champion on June 1, 2018 in connection with the Exchange. Mr. Kaufman is the Chief Executive Officer of MAK Capital, an investment advisory firm based in New York, New York, which he founded in 2002. Mr. Kaufman holds a B.A. degree in Economics from the University of Chicago, where he also received his M.B.A. He also earned a law degree from Yale University. He also serves as a director and Chairman of the Board of Agilysys, Inc.

Qualifications:

Mr. Kaufman’s investment and finance experience, long-standing ties to Champion Holdings, and familiarity with the manufactured home industry make him highly qualified to serve on our Board.

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PROPOSAL ONE: ELECTION OF DIRECTORS

Gary E. Robinette Independent Age: 70 Committees: Compensation (Chair) Audit

Background:

Mr. Robinette became a director of Skyline Champion on June 1, 2018 in connection with the Exchange. Mr. Robinette served as a member of the Champion Enterprises Holdings, LLC Board of Managers starting in 2010. Mr. Robinette is Chairman Emeritus of Ply Gem Industries Inc. He served as President and Chief Executive Officer of Ply Gem Industries from 2006 through 2018. Mr. Robinette was elected Vice Chairman of the Ply Gem Board of Directors in May 2013 and was appointed Chairman of the Ply Gem Board of Directors in 2015. Prior to joining Ply Gem, Mr. Robinette served as Executive Vice President and COO at Stock Building Supply, formerly a Wolseley company, since September 1998, and was also a member of the Wolseley North American Management board of directors. Mr. Robinette held the position of President of Erb Lumber Inc., a Wolseley company, from 1993 to 1998 and served as Chief Financial Officer and Vice President of Carolina Holdings, which was the predecessor company of Stock Building Supply. Mr. Robinette received a B.S. in accounting from Tiffin University and a M.B.A. from Xavier University, where he is a member of the board of trustees. He is also a member of the Policy Advisory Board of Harvard University’s Joint Center for Housing Studies and serves on the board of directors for two companies sponsored by private equity firms.

Qualifications:

Mr. Robinette’s extensive experience as a senior executive at companies in the housing industry, as well as his experience as director of Champion Holdings and other companies, make him highly qualified to serve on our Board.

Mark J. Yost Age: 46

Background:

Mr. Yost became a director of Skyline Champion on April 30, 2019 in connection with being named Chief Executive Officer effective June 1, 2019. Mr. Yost joined Champion Holdings in June 2013 as Chief Financial Officer and Executive Vice President. In November 2016 he was named President of CHB. Previously Mr. Yost served as Chief Financial Officer and Executive Vice President for Severstal North America. Mr. Yost received his B.S. in finance and M.B.A. degrees from the University of Michigan.

Qualifications:

Mr. Yost’s significant experience in the manufactured housing industry as a senior executive of Champion Holdings U.S. operations, as well as his extensive corporate finance, M&A, and strategic planning experience make him highly qualified to serve as a director for our Company.

Board Composition and Director Independence

Our business and affairs are managed under the direction of our Board of Directors. The Board seeks directors who represent a range of viewpoints, backgrounds, skills, experience and expertise. Directors should possess the attributes necessary to be an effective member of the Board, including personal and professional integrity, high ethical values, sound business judgment, demonstrated business and professional skills and experience and a commitment to the long-term interests of Skyline Champion and its shareholders. In evaluating candidates, the Nominating and Governance Committee also considers potential conflicts of interest, diversity, the extent to which a candidate would fill a present or anticipated need and a candidate’s willingness and ability to devote adequate time to the activities of the Board. In any particular situation, the Nominating and Governance Committee may focus on individuals possessing a particular background, experience or qualifications which the committee believes would be important to enhance the effectiveness of the Board. The Nominating and Governance Committee will consider director candidates recommended by shareholders. See “Shareholder Proposals” below for further information.

In connection with the Exchange, the Company entered into an investor rights agreement (the “Investor Rights Agreement”) with Champion Holdings and certain funds, each of which is affiliated with one of Bain Capital Credit, LP (“Bain”), Centerbridge Partners, L.P. (“Centerbridge”) or MAK Capital (“MAK” and, such funds, collectively, the “Principal Shareholders”), which included certain agreements relating to the composition of the Board. Under the Investor Rights Agreement, the Company is obligated to use its reasonable best efforts to cause the Board to nominate for election (i) the Chief Executive Officer of the Company, (ii) up to one affiliated director nominated by each Principal Shareholder (subject to certain ownership thresholds), and (iii) the number of independent directors necessary to satisfy the rules of the New York Stock Exchange (“NYSE”), including Mr. Firth, until the first

2019 Proxy Statement    |    SKYLINE  CHAMPION        5

PROPOSAL ONE: ELECTION OF DIRECTORS

annual meeting following June 1, 2020,. Bain and Centerbridge have sold their holdings in the Company and do not meet the ownership thresholds to nominate a director. MAK continues to meet the ownership threshold and has nominated Mr. Kaufman.

In addition, because the Principal Shareholders controlled a majority of the voting power of our common stock until September 25, 2018, the Company was a “controlled company” within the meaning of the NYSE corporate governance standards. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements that:

◾	the Company has a board of directors that is composed of a majority of “independent directors,” as defined under NYSE rules;

◾	the Company has a compensation committee that is composed entirely of independent directors; and

◾	the Company has a nominating and corporate governance committee that is composed entirely of independent directors.

The Company relied upon these exemptions until the Board determined on May 20, 2019 that Mr. Kaufman qualifies as an independent director, at which time the Company ceased to rely upon any of the controlled company exemptions.

At the first meeting of the newly constituted Board following the Exchange, the Board acknowledged the value of diversity. In both its adopted Corporate Governance Guidelines and Nominating and Governance Committee Charter the Board established diversity as an attribute in evaluating potential new directors. Moreover, the Board has engaged Heidrick & Struggles to assist in a search for two new directors.

The Board of Directors has determined that Messrs. Berman, Bernlohr, Firth, Kaufman and Robinette are “independent directors” as that term is defined under the NYSE Listed Company Manual and the U.S. Securities and Exchange (“SEC”) rules and regulations.

In making this determination, the Board considered the relationships that Messrs. Berman, Bernlohr, Firth, Kaufman, and Robinette have with the Company and all other facts and circumstances that the Board deemed relevant in determining their independence, including ownership interests in the Company and arrangements between the Company and the director or his affiliates.

Neither we nor any of our subsidiaries are party to any material proceedings to which any of our directors, officers, affiliates, 5% or more shareholders, or any of their respective associates are a party. We do not believe that any of our directors, officers, affiliates, 5% or more shareholders, or any of their respective associates are adverse to us or any of our subsidiaries or have a material interest that is adverse to us or any of our subsidiaries.

Meetings and Committees

The Board has three standing committees: Audit, Compensation, and Nominating and Governance. Each committee is composed solely of independent directors as that term is defined in applicable rules of the SEC and the NYSE.

In addition, all members of the Compensation Committee qualify as “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934. Each committee has a charter that describes the committee’s responsibilities. These charters are available under the “Corporate Governance” link at www.skylinechampion.com or upon written request to our Corporate Secretary at Skyline Champion Corporation, P.O. Box 743, 2520 By-Pass Road, Elkhart, Indiana 46515.

During the fiscal year ended March 30, 2019, the Board of Directors held ten meetings. Each incumbent director during that year attended 90% or more of the total number of meetings of the Board and the committees of the Board on which he served during the period that he served on the Board. Members of the Board of Directors are expected to attend and be present at the annual meeting of shareholders, and all then incumbent directors attended the 2018 annual meeting of shareholders.

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PROPOSAL ONE: ELECTION OF DIRECTORS

The table below lists the members and summarizes the responsibilities of the three committees. Membership of the committees is expected to change as shown below following the annual shareholders meeting due to the changes in the composition of the Board discussed on page 5.

Audit Committee Current Members: Michael Berman, Chair John C. Firth Gary E. Robinette No. of Meetings during fiscal year ended March 30, 2019: 12

The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Audit Committee is responsible for assisting the Board in its oversight of (i) the integrity of the consolidated financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, (iv) the performance of the Company’s internal audit function, and (v) the Company’s internal control over financial reporting. It is also responsible for deciding whether to appoint, retain or terminate the Company’s independent auditors and pre-approving the audit, audit-related, tax and other services, if any, to be provided by the independent auditors. The Committee is also responsible for preparing the disclosures required by Item 407(d)(3)(i) of Regulation S-K and the reports required by the SEC rules to be included in the Company’s annual proxy statement.

The Board has determined that each of Messrs. Berman, Firth and Robinette meet the definition of “independent director” under the rules of the NYSE and under Rule 10A-3 under the Securities Exchange Act of 1933, as amended (the “Exchange Act”) and are each an “audit committee financial expert” within the meaning of the SEC’s regulations and applicable listing standards of the NYSE.

Compensation Committee Current Members: Timothy Bernlohr Michael Kaufman Gary E. Robinette, Chair No. of Meetings during fiscal year ended March 30, 2019: 6	The Compensation Committee assists the Board in fulfilling its responsibilities relating to the compensation of the Company’s officers, directors, and employees, including assessing the adequacy of the Company’s overall compensation programs and principles and administering the Company’s compensation, benefit and equity-based plans. It is responsible for reviewing the Company’s overall compensation strategy and assessing whether such strategy provides the appropriate rewards and incentives for the Company’s management and employees, taking into account whether such rewards and incentives encourage undue or inappropriate risk taking by such personnel. The Committee is also responsible for reviewing and approving the corporate goals and objectives that may be relevant to the compensation of the Company’s Chief Executive Officer (“CEO”) and other executive officers, evaluating the performance of the CEO and other executive officers in light of those goals and objectives and setting the compensation of the CEO and other executive officers based on such evaluation. It is also responsible for reviewing and making such recommendations to the Board as the Compensation Committee deems advisable with regard to all incentive-based compensation plans and equity-based plans that are subject to Board approval.

Nominating and Governance Committee Current Members: Timothy Bernlohr John C. Firth, Chair Michael Kaufman Michael Berman No. of Meetings during fiscal year ended March 30, 2019: 5	The Nominating and Governance Committee assists the Board in identifying individuals qualified to be directors, consistent with criteria approved by the Board, recommends director nominees to the Board for the next meeting of shareholders at which directors will be elected or to fill vacancies or newly created directorships, oversees the evaluation of the Board, its committees and management, and develops and implements sound corporate governance practices.

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  CORPORATE GOVERNANCE OVERVIEW

Skyline Champion is committed to good corporate governance.

We strive to maintain strong corporate governance practices that protect and enhance accountability for the benefit of Skyline Champion and all of its shareholders. We regularly review and continually refine our governance practices and policies to align with evolving practices and issues raised by our shareholders. As the Company has transitioned in the past year from a “controlled company” within the meaning of the NYSE corporate governance standards, our Board and committee membership has undergone considerable change. Yet we believe that our corporate governance structure, with its strong emphasis on Board independence and strong Board and committee involvement, has continued to provide sound and robust oversight of management.

Our Board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to shareholders. The Board has adopted Corporate Governance Guidelines and relies on the guidelines to provide that framework. The guidelines are not absolute rules and can be modified to reflect changes in Skyline Champion’s organization or business environment. The Board reviews the Corporate Governance Guidelines on an annual basis and, if necessary, modifies the guidelines to reflect current good governance practices and policies.

Skyline Champion’s Corporate Governance Guidelines, the charters of the committees of our Board and our Code of Conduct described below may be found in the Governance Documents section under the Governance tab on our website at www.skylinechampion.com or in print upon the submission of a request under the Contact Investor Relations section under the Resources tab on our website.

We believe part of effective corporate governance includes active engagement with our shareholders. We value the views of our shareholders and other stakeholders, and we communicate with them regularly and solicit input on a number of topics such as business strategy, capital allocation, corporate governance, and executive compensation.

This section describes key corporate governance facts about our Company and practices that we have adopted.

Role of our Board

The Board monitors our overall corporate performance, the integrity of our financial controls, risk management and legal compliance procedures. It appoints senior management and oversees succession planning and senior management’s performance and compensation. The Board also oversees our short- and long-term strategic and business planning, and reviews with management its business plan, financing plans, budget, and other key financial and business objectives.

Members of the Board stay informed about our business through discussions with our Chief Executive Officer and other members of our senior management team, by reviewing materials provided to them by management on a regular basis and in preparation for Board and committee meetings, and by participating in meetings of the Board and its committees. Senior management regularly reviews key portions of our business with the Board. These practices afford Board members the opportunity to actively participate in risk management assessment and raise questions and engage in discussions with management regarding areas of potential risk.

Skyline Champion’s governance processes address matters relating to Board operations that are fundamental to shareholder interests. The independent directors meet regularly without management present to evaluate Skyline Champion’s results, plans, and challenges, as well as management’s performance and the strength and development of Skyline Champion’s named executive officers.

The Board is actively engaged in overseeing and reviewing Skyline Champion’s strategic direction and objectives, taking into account (among other considerations) Skyline Champion’s risk profile and exposures. The Board conducts an annual in-depth review of the business, which includes consideration of strategic, operational, competitive, financial, compliance, and other risk exposures. Skyline Champion currently separates the Board Chair and CEO functions, with each position held by a different individual. The Board considers the current constituency of management in evaluating whether a combined role is efficient and effective. At the present time, it is the assessment of the Board that separating these positions allows the CEO to focus on the Company’s business, while the Board Chair can focus on corporate governance matters.

Although the Board as a whole has responsibility for risk oversight, three standing committees also oversee Skyline Champion’s risk profile and exposures relating to matters within the scope of each committee’s authority and reports to the Board about their

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deliberations. The committees are the Audit Committee, Compensation Committee, and the Nominating and Governance Committee. The Audit Committee considers audit, accounting, and compliance risk, and it receives reports from its outside auditors, internal audit staff, and the Chief Financial Officer, among others. The Audit Committee is also responsible for the review of Skyline Champion’s major risk exposures (whether financial, operational, or otherwise), and the steps management has taken to monitor and control such exposures, and for evaluating management’s process to assess and manage Skyline Champion’s enterprise risk issues. The Compensation Committee considers the level of risk implied by Skyline Champion’s compensation programs, including incentive compensation programs in which the CEO and other employees participate. The Nominating and Governance Committee monitors potential risks to the effectiveness of the Board, notably Director succession and the composition of the Board, and the principal policies that guide Skyline Champion’s governance. Each of the committees operates under a written charter to promote clarity in their responsibilities and accountability amongst their members. These committees work in a coordinated way to address recurring matters and respond to unanticipated events.

Corporate Governance Guidelines

The Board is guided by our Corporate Governance Guidelines. We believe our Corporate Governance Guidelines demonstrate our continuing commitment to good corporate governance. The Board reviews our Corporate Governance Guidelines from time to time, as needed, and at least once annually. Our Corporate Governance Guidelines are posted in the Governance Documents section under the Governance tab on our website at www.skylinechampion.com/governance/governance-documents. No material on our website is part of this proxy statement.

Code of Conduct

Skyline Champion’s Code of Conduct applies to all members of the Board and all Skyline Champion employees, including our Chief Executive Officer and senior management. The Code of Conduct outlines the principles and policies governing our Company. The standards in this Code should be viewed as the minimum standards that the Company expects from its employees, officers, and directors, but the Code does not supersede the Company’s specific policies and procedures.

Process for Selecting Nominees and Shareholder Nominations

Nominations of persons for election to the Board of Skyline Champion may be made at any annual meeting of shareholders by or at the direction of the Board or by a proposing shareholder entitled to vote for the election of directors at the meeting (the “Nominating Shareholder”). Such shareholder nominations must be made pursuant to timely notice given in writing to the Company’s Secretary. See “Shareholder Proposals” below. The Nominating Shareholder’s notice must set forth, as to each person whom the Nominating Shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address, and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Skyline Champion which are beneficially owned by such person, (iv) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (v) the qualifications of the nominee to serve as a director of the Company (as set forth below).

Board Leadership Structure

Skyline Champion has split the roles of CEO and Board chair.

As non-executive chair of our Board, Mr. Bernlohr is responsible for chairing Board meetings, executive sessions of the independent director, and meetings of shareholders, attending meetings of the Board’s committees as appropriate, and assisting management in representing Skyline Champion to external groups as needed and as determined by the Board. The Board elects its chair annually.

Our CEO oversees the day-to-day affairs of Skyline Champion and directs the formulation and implementation of our strategic plans. We believe that this leadership structure is currently the most appropriate for Skyline Champion because it allows our CEO to focus primarily on our business strategy and operations while leveraging the experience of our chair to direct the business of the Board.

Our Board periodically reviews this structure and recognizes that, depending on the circumstances, a different leadership model might be appropriate. The Board has no fixed policy on whether the roles of chair and CEO should be separate or combined, which maintains flexibility based on Skyline Champion’s needs and the Board’s assessment of the Company’s leadership. Our corporate

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CORPORATE GOVERNANCE OVERVIEW

governance guidelines do provide that the Board appoint a lead independent director in the event the CEO is elected chair or the chair otherwise does not qualify as independent.

Compensation Committee Interlocks and Insider Participation

All compensation and related matters are reviewed by the Compensation Committee. Mr. Kaufman is affiliated with MAK, a Principal Shareholder. For additional information regarding transactions between the Principal Shareholders and the Company, please see “Certain Relationships and Related Transactions” below.

Board’s Role in Strategic Planning

While the formulation and implementation of Skyline Champion’s strategic plan is primarily the responsibility of management, the Board plays an active role with respect to the Company’s strategy. This includes not only monitoring progress made in executing the strategic plan, but also regularly evaluating the strategy in light of evolving operating and economic conditions. The Board carries out its role primarily through regular reviews of the Company’s strategic plan and discussions with management, which include both broad-based presentations and more in-depth analyses and discussions of specific areas of focus. In addition, regular Board meetings throughout the year include presentations and discussions with management on significant initiatives implementing the strategic plan; developments affecting an area of the Company’s business; and on trends, competition, and emerging challenges and opportunities. The Board also reviews the strategic plan, including actions taken and planned to implement the strategy, as part of its review and approval of the annual budget.

Board’s Role in Risk Oversight

The Board’s oversight of risk management enhances the directors’ understanding of the risks associated with the Company’s strategic plan and its ability to provide guidance to and oversight of senior management in executing the Company’s strategy.

Our Board undertakes its responsibility to oversee risks to Skyline Champion through a risk governance framework designed to:

◾	identify critical risks;

◾	allocate responsibilities for overseeing those risks to the Board and its committees; and,

◾	evaluate the Company’s risk management processes.

The Board does not view risk in isolation. Rather, it considers risks in its business decisions in the ordinary course of the Board’s decisions and as part of the Company’s business strategy. This includes assessing potential cybersecurity risks and an ongoing review of the Company’s comprehensive cybersecurity program.

Certain Relationships and Related Person Transactions

REGISTRATION RIGHTS AGREEMENT

On June 1, 2018, the Company, the Principal Shareholders, Champion Holdings and certain other parties entered into a registration rights agreement providing for, among other things, customary demand registration rights in favor of the Principal Shareholders and “piggyback” registration rights in favor of the Principal Shareholders, and Arthur J. Decio. Bain and Centerbridge have sold their holdings in the Company and, as a result, no longer have any material rights or obligations under the registration rights agreement. MAK continues to hold registration rights in their favor.

INVESTOR RIGHTS AGREEMENT

On June 1, 2018, the Company, the Principal Shareholders and Champion Holdings entered into the Investor Rights Agreement. The Investor Rights Agreement provides for, among other things, certain information rights and certain agreements relating to the composition of the Board of Directors. As the result of Bain and Centerbridge selling their holdings in the Company, they do not meet the ownership thresholds to participate in the Investor Rights Agreement.

TRANSITION SERVICES AGREEMENT

On June 1, 2018, the Company and Champion Holdings entered into a transition services agreement, pursuant to which the Company will provide certain services to Champion Holdings, including accounting and financial reporting services, tax services, cash and capital management services and services relating to Champion Holdings’ members and liquidation. The costs to the Company under this Agreement to date have been minimal.

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CORPORATE GOVERNANCE OVERVIEW

RELATED PERSONS TRANSACTIONS POLICIES AND PROCEDURES

Any proposed arrangement that could give rise to a conflict of interest in which a director, officer or employee of the Company, any immediate member of their family, or any of their close associates is anticipated to receive a payment or other significant benefit, whether directly or indirectly, from the Company is to be reported to the Company’s legal or human resources department. Any such transaction involving an executive officer, director, or any of their respective immediate family members in which the amount involved exceeds $120,000 and in which any such persons will have (or may be reasonably expected to have) a direct or indirect material interest is to be reported to the Audit Committee for review and approval, except for employment relationships that has been approved by the Compensation Committee.

The Audit Committee will approve or ratify a related person transaction only if it determines that: (i) the transaction serves the best interests of Skyline Champion and its shareholders; or (ii) the transaction is on terms reasonably comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

Shareholder Communication with Directors

Generally, shareholders and other interested parties who have questions or concerns should contact our investor relations team. For questions and communications shareholders and other interested parties wish to address directly to the Board, the Board Chair, or independent directors, such parties should address such communications to the Board, Board Chair, independent directors or the particular committee or director, c/o Skyline Champion Corporation, P.O. Box 743, 2520 By-Pass Road, Elkhart, Indiana 46515. All such communications should include a representation from the submitting shareholder setting forth the shareholder’s address and the number of shares of Skyline Champion common stock beneficially owned by the shareholder.

The Secretary is primarily responsible for monitoring communications from shareholders and will provide copies or summaries of such communications to the Board, the relevant committee, or the director to whom such communication is addressed, as the Secretary considers appropriate. Each shareholder communication will be forwarded if it relates to a substantive matter and includes suggestions or comments that the Secretary considers to be important for the directors, or director, to know. In general, shareholder communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than shareholder communications relating to personal grievances and matters as to which we tend to receive repetitive or duplicative communications. The Board will give appropriate attention to written communications on such issues and will respond as appropriate.

Executive Officers

Set forth below is the biographical information concerning our executive officers as of March 30, 2019. Each of the executive officers was appointed by the Board of Directors upon the closing of the Exchange on June 1, 2018.

Name	Age	Position
Keith Anderson	57	Chief Executive Officer
Laurie Hough	49	Executive Vice President, Chief Financial Officer and Treasurer
Mark Yost	46	President—US Operations
Roger Scholten	64	Senior Vice President, General Counsel and Corporate Secretary
Timothy Burkhardt	47	Vice President and Controller

Keith Anderson served as Chief Executive Officer of Skyline Champion Corporation from June 1, 2018 until his retirement on June 1, 2019. Between November 1, 2016 and the Closing Date, Mr. Anderson was Chief Executive Officer of both Champion Holdings and CHB. Previously, from June 2015 through October 30, 2016, Mr. Anderson was President and Chief Executive Officer of Champion Holdings and Chief Executive Officer of CHB. Since 2016 he has served on the board of managers of Southwest Stage Funding, LLC d/b/a Cascade Financial Services. He has also been a director of the non-profit organization Manufactured Housing Institute since 2015, and currently serves on the Manufactured Housing Advisory council for both Fannie Mae and Freddie Mac. Prior to joining Champion Holdings, Mr. Anderson was Executive Vice President and Chief Operating Officer of Walter Investment Management Corp. from June 2012 to November 2014. From November 1995 to June 2012, Mr. Anderson held various executive management positions at GreenTree Servicing, LLC ending with President and Chief Executive Officer. Mr. Anderson holds a B.S. in Accounting from Illinois State, and an M.B.A. from DePaul University.

Laurie Hough has served as Executive Vice President, Chief Financial Officer and Treasurer of Skyline Champion Corporation since June 1, 2018. Ms. Hough was, between October 2016 and June 1, 2018, the Executive Vice President and Chief Financial

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CORPORATE GOVERNANCE OVERVIEW

Officer of both Champion Holdings and CHB. Previously, Ms. Hough served as Vice President and Controller of Champion Holdings and CHB from July 2013 to October 2016, and Vice President of Accounting & Financial Reporting from October 2010 to July 2013. Prior to her time at Champion Holdings, Ms. Hough was Manager of Financial Consolidations at Chrysler Group LLC and Audit Manager at PwC. Ms. Hough is a licensed CPA and obtained her B.S. in Accounting from Oakland University.

Mark J. Yost joined Champion in June 2013 as Chief Financial Officer and Executive Vice President. In November 2016 he was named President. Mr. Yost was named Chief Executive Officer on June 1, 2019. Previously Mr. Yost served as Chief Financial Officer and Executive Vice President for Severstal North America. Mr. Yost received his B.S. in finance and M.B.A. degrees from the University of Michigan.

Roger Scholten has served as Senior Vice President, General Counsel, and Corporate Secretary of Skyline Champion Corporation since June 1, 2018. Previously he was, between October 2017 and the Closing Date, Senior Vice President and General Counsel of both Champion Holdings and CHB. Mr. Scholten obtained his B.A. in Public Management from Northwestern College and his J.D. and Masters in Public Affairs from the University of Iowa.

Timothy Burkhardt has served as Vice President and Controller of Skyline Champion Corporation since June 1, 2018. He was, between October 2016 and the Closing Date, the Vice President and Controller of both Champion Holdings and CHB. Previously, Mr. Burkhardt served as Director of Financial Reporting of Champion Holdings from October 2012 to October 2016. Mr. Burkhardt is a licensed CPA and obtained his B.A. and M.B.A. in Accounting from Michigan State University.

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  PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF

  THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected EY as the independent registered public accounting firm of the Company for the year ending March 28, 2020. The Board of Directors has directed that the selection of the independent registered public accounting firm be submitted for ratification by the shareholders at the 2019 Annual Meeting. If a quorum is present, the proposal to ratify the appointment of EY as independent registered public accounting firm will require approval by a majority of the votes cast in person or by proxy at the 2019 Annual Meeting. Shareholder ratification of the appointment is not required by law or otherwise. The Board is submitting this proposal to our shareholders for ratification because it believes it to be a good corporate practice.

If our shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain EY, but may still retain the firm. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that a change would be in the best interests of Skyline Champion and our shareholders. Representatives of EY are expected to attend the 2019 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF SKYLINE CHAMPION AND OUR SHAREHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

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  AUDIT COMMITTEE REPORT

The Audit Committee reports to and acts on behalf of Skyline Champion’s Board of Directors by providing oversight of the integrity of the Company’s financial statements, the Company’s independent and internal auditors, and the Company’s compliance with legal and regulatory requirements. The Audit Committee operates under a written charter adopted by the Board, which is reviewed annually and is available under the “Corporate Governance” link at www.skylinechampion.com. The members of the Audit Committee meet the independence and financial literacy requirements of the NYSE and the SEC.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and the establishment of effective internal control over financial reporting. EY, the Company’s independent registered public accounting firm, is responsible for auditing those financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion on the conformity of Skyline Champion’s audited financial statements with generally accepted accounting principles and on the effectiveness of Skyline Champion’s internal controls over financial reporting. In this context, the Audit Committee met 12 times in fiscal 2019 with management, EY and the Company’s internal auditors, to discuss, among other things, the audited financial statements of the Company and the matters required to be discussed by the applicable requirements of PCAOB and the SEC.

Management represented to the Committee that the Company’s fiscal 2019 consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee reviewed and discussed the fiscal 2019 consolidated financial statements with management and EY.

The Committee has discussed with EY the matters required to be discussed by applicable auditing standards, including significant accounting policies and the quality, not just the acceptability, of the accounting principles utilized. The Committee has also received from EY the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee regarding independence, and the Audit Committee has discussed with EY the firm’s independence. The Audit Committee concluded that EY is independent from the Company and management.

In reliance on these reviews and discussions, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 30, 2019, for filing with the SEC.

AUDIT COMMITTEE

Michael Berman, Chair

John C. Firth

Gary E. Robinette

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  AUDITOR FEES AND PRE-APPROVAL POLICY

Auditor Fees and Services

The following table sets forth the aggregate fees billed to Skyline Champion or Champion Holdings (prior to the Exchange) by EY for professional services rendered for fiscal years 2019 and 2018:

Type of Fee	Year Ended March 30, 2019 (a)	Year Ended March 31, 2018 (b)
Audit Fees	$2,864,756	$1,158,093
Tax Fees (c)	294,110	149,105
TOTAL FEES	$3,158,866	$1,307,198

(a)

Audit fees associated with the annual audit of Skyline Champion’s consolidated financial statements and the audit of Skyline Champion’s internal control over financial reporting. It also includes fees associated with quarterly reviews of Skyline Champion’s unaudited consolidated financial statements and agreed upon procedures and attestation services related to our secondary offerings.

(b)

Audit fees include fees billed by EY for professional services rendered for the audit of Champion Holdings’ annual financial statements, as well as professional services rendered in conjunction with the Exchange.

(c)	This category includes fees associated with tax compliance, consultation and planning services.

Pre-Approval of Auditor Fees and Services

It is the Audit Committee’s policy that it must pre-approve all audit and permissible non-audit services to be performed by Skyline Champion’s independent auditors, the fees to be paid for those services and the time period over which those services are to be provided. On an annual basis, the independent auditors present a listing of all services they expect to perform for Skyline Champion in the ensuing one-year period, including fee estimates, in sufficient detail to enable the Audit Committee to perform an independent review of each proposed service. The Audit Committee reviews this list and approves appropriate services which, in the Audit Committee’s judgment, will not impair the auditors’ independence. With respect to any additional services proposed to be performed by the independent auditors during the year, management will evaluate the impact on the independent auditor’s independence and obtain Audit Committee approval for such service.

The Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining EY’s independence and has determined in their judgment that the provision of such services is compatible with maintaining EY’s independence.

On June 4, 2018, the Audit Committee approved the engagement of EY as the independent registered public accounting firm of the Company for the year ending March 30, 2019 and all fees described above. On June 4, 2018, the Audit Committee dismissed Skyline Champion’s former registered public accounting firm, Crowe Horwarth LLP. Within the past two fiscal years, the accountant’s report provided by Crowe Horwarth LLP did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for the audit report on the financial statements of the Company as of and for the fiscal year ended May 31, 2017, which identified a material weakness in the Company’s internal control over financial reporting as of May 31, 2017 as it relates to the accuracy and valuation of raw material and inventories. During the two most recent fiscal years, there were no disagreements between the Company and Crowe Horwarth LLP relating to any matter of accounting principals or practices, financial statement disclosure, or auditing scope and procedure.

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  PROPOSAL THREE: ADVISORY RESOLUTION TO

  APPROVE EXECUTIVE COMPENSATION

We are asking you to approve an advisory resolution approving the compensation of our named executive officers as disclosed in this proxy statement. This vote is commonly referred to as a “Say on Pay” vote and is required by Section 14A of the Securities Exchange Act of 1934. Although this resolution is not binding, we value your opinion and our Compensation Committee will consider the outcome of this vote when making future decisions.

We believe our executive compensation program promotes the achievement of positive results for our shareholders, aligns pay and performance, and allows us to attract and retain the talented executives that drive our long-term financial success. We urge you to read the “Compensation Discussion and Analysis” section of this proxy statement beginning on page 17, which describes in more detail how our executive compensation program operates and how it is designed to achieve our compensation objectives. We also encourage you to review the “Summary Compensation Table” and other compensation tables and narratives, found on pages 30 through 42.

We have adopted a policy providing for an annual “Say on Pay” vote. Accordingly, the next advisory vote on the compensation of our named executive officers will occur in 2020.

Our Board recommends that, on an advisory basis, shareholders vote in favor of the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 3, ON AN ADVISORY BASIS.

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  COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee oversees an executive compensation program that is intended to align the interests of our executive officers with those of our shareholders, link compensation paid with performance achieved and attract, retain and motivate our key executives. This section describes that program and the compensation earned by our named executive officers (or “NEOs”) for fiscal 2019, who are listed in the table below.

The former Chief Executive Officer of Skyline Corporation (Mr. Richard W. Florea) and the former Chief Financial Officer of Skyline Corporation (Mr. Jon S. Pilarski) are NEOs for fiscal 2019 as a result of having served in such capacities during the first two months of fiscal 2019. In accordance with the terms of the Exchange Agreement, effective on June 1, 2018, each of Mr. Florea and Mr. Pilarski were removed, without cause, from their respective positions as executive officers of Skyline Corporation, and Mr. Florea’s employment was terminated. Mr. Pilarski’s employment terminated on May 31, 2019. References herein to “our CEO” and “our CFO,” respectively, are references to Mr. Anderson and Ms. Hough.

Overview	17
Executive Summary	18
How We Make Compensation Decisions	19
What We Pay and Why: Elements of Compensation	21
Base Salary	21
Annual Incentive Bonus	21
One-Time Bonus
Long-Term Equity Awards	24
Compensation Mix	27
Additional Elements of Compensation
Additional Information	27

Our NEOs for fiscal 2019 are:

Keith Anderson Chief Executive Officer	Laurie Hough Executive Vice President, Chief Financial Officer and Treasurer	Mark Yost President – US Operations	Joe Kimmell Regional Vice President, US Northeast Region	Wade Lyall Regional Vice President, US South Region	Richard W. Florea Former Chief Executive Officer of Skyline Corporation	Jon S. Pilarski Former Chief Financial Officer of Skyline Corporation

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COMPENSATION DISCUSSION AND ANALYSIS

Summary of Fiscal 2019 Compensation Changes for our Named Executive Officers

In the chart below we describe some of the changes we made to our executive compensation program for fiscal 2019 in connection with the Exchange.

Compensation Category	Changes We Made in Fiscal 2019	Why We Made These Changes
Base Salary	Upon the completion of the Exchange, we increased the salaries of our CEO, our CFO and our President – U.S. Operations.

The Compensation Committee approved these salary increases in recognition of the increased scope of each role as a result of the Company becoming a larger, publicly-traded company and to bring each of these key executives’ salaries more in line with the competitive market place for talent (as further described below).

Annual Incentive Bonus

The target annual incentive for our CFO was increased from 70% of base salary to 75% of base salary.

The plan design was adjusted for fiscal 2019 to include metrics tied to the achievement of post-Exchange synergies and net sales growth.

The increase in the target bonus opportunity for our CFO was for the same reasons as articulated above under “Base Salary”.

The Compensation Committee added the bonus performance metrics to focus management on achieving the desired synergies associated with the Exchange and net sales growth to align bonus payouts with operational metrics for the period.

Long-Term Equity Award

In connection with the Exchange, the Compensation Committee and the Company adopted a new long-term incentive equity plan for the Company with the intent of making annual time- and performance-vesting long-term equity grants to our key executives and managers, as appropriate.

Consistent with competitive practice (as further described below), and to align the interests of our NEOs with the long-term goals of the Company and our shareholders, we believed it was appropriate to introduce a Long-Term Incentive Equity program.

Restricted Shares of Company Common Stock	Granted to the NEOs who, prior to the Exchange, were employed by Champion Holdings or its subsidiaries in exchange for their unvested Class C units and unvested Class A units in Champion Holdings.

In connection with the Exchange, the parties to the Exchange agreed that it would be in the best interests of the Company to permit the exchange of unvested Class C units and Class A units in Champion Holdings for restricted shares of the Company as a way of incentivizing and rewarding the relevant NEOs.

Skyline Champion believes strongly in its pay-for-performance philosophy. In fiscal 2019, our CEO’s total direct compensation (at target) was 30% fixed (base salary) and 70% variable and, for our NEOs (excluding our CEO) on average roughly 43% of their total direct compensation (at target) was fixed and approximately 57% was variable. Variable compensation includes annual bonuses and long-term equity awards, the amounts earned or payable in respect of which are based on the attainment of performance goals and/or our stock price. Compensation mix is discussed in more detail on page 27.

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COMPENSATION DISCUSSION AND ANALYSIS

How We Make Compensation Decisions

The Compensation Committee oversees our executive compensation program and determines all executive officer compensation.

COMPENSATION PHILOSOPHY AND OBJECTIVES

We have a pay-for-performance philosophy. The Compensation Committee believes that the best way to implement this philosophy is by tying a significant portion of our executives’ total direct compensation to the attainment of both annual financial goals and multi-year stock price appreciation.

The Compensation Committee has established the following objectives for our executive compensation program:

◾	Align the interests of executive officers with the financial interests of our shareholders.

◾	Encourage the achievement of our key strategic, operational and financial goals.

◾

Link incentive compensation to Company and stock price performance, which the Compensation Committee believes promotes a unified vision for senior management and creates common motivation among our executives.

◾	Attract, retain and motivate executives with the talent necessary to drive our long-term success.

◾	Provide the Compensation Committee the flexibility to respond to the continually changing environment in which we operate.

The key elements of our executive compensation program are base salaries, annual incentive bonuses and long-term equity awards. The Compensation Committee generally reviews our executive compensation program and plans annually and, following this review, makes determinations regarding base salaries, annual incentive bonus targets and long-term equity awards. The Compensation Committee makes decisions regarding each element of pay to further the objectives described above. The specific ways in which each element of compensation supports these objectives are described beginning on page 21.

The Compensation Committee recognizes the impact that an adjustment to one element of compensation may have on other elements. For example, an increase in an officer’s base salary will result in a larger target annual bonus amount since that amount is determined as a percentage of base salary. Thus, the Compensation Committee considers the individual elements, their relationships and each executive officers’ total compensation when making compensation decisions.

The Compensation Committee generally considers the value of stock-based compensation as an element of our executive compensation program at the time of grant of an equity award, not at the time of exercise or vesting.

COMPENSATION CONSULTANT

The Compensation Committee engages a compensation consultant, which it uses to obtain access to independent compensation data, analysis and advice. The Compensation Committee retained Lyons, Benenson & Company Inc. (“LB&Co.”) to assist it in making decisions regarding the compensation of our executive officers for fiscal 2019. The Compensation Committee did not use the service of a compensation consultant during fiscal 2018. Under its charter, the Compensation Committee has the authority to hire, oversee and terminate compensation consultants, as well as to approve compensation consultant fees and any other terms of the engagement.

The Compensation Committee has retained an independent compensation consultant.

Compensation Committee members have direct access to the compensation consultant without going through management. LB&Co. did not provide services to Skyline Champion other than those it provided to the Compensation Committee.

The Compensation Committee assesses its compensation consultant’s independence annually. It assessed LB&Co.’s independence in fiscal 2019 in accordance with the standards of the NYSE and any applicable rules and regulations of the SEC. The Compensation Committee concluded that no conflict of interest exists that would prevent LB&Co. from independently advising the Compensation Committee.

The Compensation Committee’s compensation consultant frequently attends Compensation Committee meetings and provides analysis and recommendations that inform the Compensation Committee’s decisions. LB&Co. assisted the Compensation Committee in fiscal 2019 by analyzing and providing recommendations with regard to total direct compensation for the Company’s executive team.

LB&Co. also assisted the Compensation Committee in setting appropriate performance criteria for the Company’s equity program and by providing general compensation advice.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION RISK ASSESSMENT

During fiscal 2019, the Compensation Committee assessed the Company’s compensation policies and practices to evaluate whether they created risks that were reasonably likely to have a material adverse effect on Skyline Champion. Based on its assessment, the Compensation Committee concluded that Skyline Champion’s compensation policies and practices, in conjunction with its existing generally applicable processes and controls, did not create incentives for employees to take risks that were reasonably likely to have a material adverse effect on the Company.

MANAGEMENT’S ROLE

Although management does not have any decision-making authority regarding executive compensation, the CEO assists the Compensation Committee by recommending base salary levels, annual incentive bonus objectives and targets, and individual long-term equity awards for executives other than himself. Management also assists the Compensation Committee with the preparation of meeting agendas and prepares materials for those meetings as directed by the Compensation Committee.

Notwithstanding the Compensation Committee’s use of outside advisers and management’s participation in the executive compensation process, the Compensation Committee makes all executive compensation decisions using its own independent judgment.

CONSIDERATION OF THE MOST RECENT ADVISORY “SAY-ON-PAY” VOTE

At the 2018 annual shareholders meeting, our shareholders approved our executive compensation program, with more than 98% of the votes cast in favor of the program. This represented a significant majority of our shareholders and the Compensation Committee viewed this as positive support for our executive compensation program. The Compensation Committee continues to actively monitor shareholder feedback and support of the Company’s pay practices.

PEER GROUP

The Compensation Committee reviewed market compensation data provided by its independent consultant to determine whether the compensation opportunities of the named executive officers are appropriate and competitive.

The Compensation Committee used the following peer group of companies to benchmark the fiscal 2019 compensation disclosed in this proxy statement. The Compensation Committee selected this peer group in May 2018 based on an analysis by LB&Co. and the Compensation Committee’s independent judgment. These peers fell within a reasonable range (both above and below Skyline Champion) of comparative factors such as revenue, return on invested capital, operating margin and one- and three-year total shareholder return. These peers are considered to be within complementary Global Industry Classification System (GICS) sub-industries—namely Homebuilding, Building Products, Automobile Manufacturers and Auto Parts and Equipment.

AV Homes, Inc.	Meritage Homes Corporation
Beazer Homes USA, Inc.	NCI Building Systems, Inc.
Cavco Industries, Inc.	Patrick Industries, Inc.
Century Communities, Inc.	Quanex Building Products Corporation
LCI Industries	TRI Pointe Group, Inc.
LGI Homes, Inc.	William Lyon Homes
M.D.C. Holdings, Inc.	Winnebago Industries, Inc.
M/I Homes, Inc.

In addition to the peer group, the Compensation Committee uses broader survey data to benchmark compensation practices. In fiscal 2019, the Compensation Committee considered a national survey produced by Willis Towers Watson.

The Compensation Committee considers a blend of peer group data and broader survey data in benchmarking compensation. The Compensation Committee believes that this mix of data provides the most comprehensive view of executive compensation practices at companies against whom we compete for talent, and allows the Compensation Committee to ensure that Skyline Champion continues to provide appropriate and competitive compensation. This mix of data also allows the Compensation Committee to obtain broader market context with regard to certain positions that may not exist in a comparable form at every company in our peer group or that may not be classified as a named executive officer at every company in our peer group. In addition to the peer group and survey data that the Compensation Committee uses to assess the competitive marketplace, the Compensation Committee also takes into account the Company’s performance as well as each executive’s individual performance, internal pay equity and succession planning.

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COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee generally uses competitive data as a reference in setting the base salaries, target annual incentive bonus opportunities and the long-term equity award grant date values of our named executive officers. Both our annual and long-term incentive plans are designed to further reward our named executive officers and other employees when the Company performs well both on an annual basis and over the longer term. In particular, if the Company delivers sustained performance gains, the long-term equity awards are targeted to provide an opportunity for total direct compensation beyond the median of the blended peer/survey data.

What We Pay and Why: Elements of Compensation

The key elements of compensation for our named executive officers are base salary, an annual incentive bonus and annual long-term equity awards. Together, these elements, in addition to the one-time exchange of vested Class C units and unvested Class C and Class A units in Champion Holdings for unrestricted and restricted shares of the Company (described on page 23), make up total direct compensation for fiscal 2019. We do not consider compensation paid to our NEOs in connection with the exchange described in the immediately preceding sentence as a key element of go-forward compensation because the SRAs represent one-time, non-recurring awards that are a continuation of awards granted to certain of our NEOs by Champion Holdings.

Base Salary	+	Annual Incentive Bonus	+	Long-Term Equity Awards	=	Total Direct Compensation

This section describes these elements and details the amounts earned by our named executive officers in fiscal 2019.

BASE SALARY

We pay competitive base salaries to retain key executive officers and attract the new talent necessary for our long-term success. An executive officer’s base salary generally reflects the executive officer’s responsibilities, tenure and job performance, as well as the market for the officer’s services. The Compensation Committee reviews officer base salaries annually. When the Compensation Committee reviews base salaries, it considers the reports and advice provided by its independent compensation consultant, the peer group and survey data described above, and the recommendations of our CEO (for executives other than himself).

For fiscal 2019, the Compensation Committee approved the following base salaries for Messrs. Anderson and Yost and Ms. Hough. No changes were made to the base salaries of the remaining NEOs. As previously noted, Mr. Florea’s employment with Skyline Corporation ended on June 1, 2018.

Name	Fiscal 2019 Base Salary ($)
Keith Anderson	625,000
Mark Yost	475,000
Laurie Hough	375,000
Joe Kimmell	250,000
Wade Lyall	250,000
Richard Florea	370,800
Jon Pilarski	229,500

ANNUAL INCENTIVE BONUS

We pay annual incentive bonuses to drive the achievement of our short-term (annual) financial goals. The amount of the incentive bonus depends on our performance, which is measured at year end relative to the objective performance goals established by the Compensation Committee at the beginning of each fiscal year. Bonuses are not guaranteed.

The Compensation Committee sets robust performance targets for our annual incentive plan to drive the achievement of Skyline Champion’s financial goals. The Compensation Committee determines all incentive bonuses in accordance with the Skyline Champion Corporation Annual Performance-Based Bonus Plan (“Bonus Plan”).

The Bonus Plan authorizes the Compensation Committee to reduce the amount of any bonus paid to a named executive officer below the amount that otherwise would be payable based on actual performance. The Compensation Committee may also decide not to pay a bonus even when performance goals have been satisfied.

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COMPENSATION DISCUSSION AND ANALYSIS

We calculate bonuses using the following formula:

Base Salary	x	Target Percentage of Base Salary	x	Performance Adjustment Factor	=	Annual Incentive Payment

Base salaries, which are the first component of this formula, are discussed above. The “target percentage of base salary” is an individual’s incentive bonus target expressed as a percentage of base salary. This percentage differs among our named executive officers depending on their level of responsibility and is set forth below for fiscal 2019. Because Mr. Florea’s employment with Skyline Corporation terminated on June 1, 2018, he was not eligible for an annual incentive bonus with respect to fiscal 2019.

Name	Base Salary	Annual Incentive Target %	Annual Incentive Target $

Keith Anderson	625,000	100	625,000

Mark Yost	475,000	80	380,000

Laurie Hough	375,000	75	281,250

Joe Kimmell	250,000	75	187,500

Wade Lyall	250,000	75	187,500

Jon Pilarski	229,500	30	68,850

The last component of the bonus formula – the “performance adjustment factor” – is a percentage representing percentage of achievement of the performance goals set by the Compensation Committee at the beginning of each fiscal year.

Step One: Select Performance Measure

For fiscal 2019, the Compensation Committee decided that each NEO would have two to three metrics upon which performance would be measured. The following chart provides detail on the metrics established by the Compensation Committee for fiscal 2019.

The metrics selected for Messrs. Anderson and Yost and Ms. Hough were as follows:

1) Consolidated, Adjusted EBITDA – weighted 75%, representing an increased alignment with the NEO’s direct responsibilities (For Mr. Yost this was replaced with US Ops Adjusted EBITDA);

2) Synergy Achievement – weighted 15%; and

3) Net Sales growth vs. the competition – weighted 10% (defined as analyst expectations of Skyline Champion’s direct competitors).

The metrics selected for Messrs. Kimmell and Lyall were as follows:

1) US Ops Adjusted EBITDA – weighted 75%; and

2) Individual performance goals – weighted 25%.

		Adjusted EBITDA		Synergy Achievement	Net Sales Growth Vs. Competition
		Company Consol.	US Operations

Step Two: Select Performance Targets	Threshold	$63,070,000	$70,901,000	$1,000,000	10.0%
	Target	$74,200,000	$83,413,000	$2,000,000	12.0%
	Over Perform	$85,330,000	$95,925,000	$3,000,000	14.0%
	Maximum	$96,460,000	$108,437,000	$4,000,000	16.0%

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COMPENSATION DISCUSSION AND ANALYSIS

Step Three: Select Performance Adjustment Factors

The Compensation Committee then established the following performance payout scale for each Company and individual performance goals for fiscal 2019:

◾  50% if the threshold goal was achieved

◾  100% if the target goal was achieved

◾  150% if the over-perform goal was achieved

◾  200% if the maximum goal was achieved

If the threshold performance goal for a particular target was not achieved, no incentive bonus would be paid with respect to that target. The performance adjustment factors are determined using straight-line interpolation when our actual performance falls between two performance goals.

Step Four: Assess Performance Against Targets and Determine Payouts

For fiscal 2019, the Compensation Committee confirmed that the Company achieved $97.1 million in Consolidated Adjusted EBITDA, $111.4 million in US Ops Adjusted EBITDA, $9.0 million in net Synergy Achievement, and Net Sales growth vs. competition of 12%, resulting in a weighted average percentage of achievement of Company goals of 190%. For Mr. Kimmell and Mr. Lyall, the Compensation Committee did not set specific individual goals and instead deemed the individual goal portion of their annual incentive bonuses met at the same level of achievement of Company goals. Based on these results, the Compensation Committee confirmed the performance adjustment factor to be applied to each NEOs target incentive amount to be as follows: Mr. Anderson, Mr. Yost, and Ms. Hough 190%; Mr. Kimmel and Mr. Lyall 200%.

The following table shows each named executive officer’s base salary, incentive target percentage of base salary, and target and maximum bonus amounts. The table also shows each officer’s actual fiscal 2019 bonus.

Name	Base Salary ($)	Incentive Target Percentage (%)	Target Incentive Amount ($)	Performance Payout (% Of Target)	Actual Fiscal 2019 Incentive Bonus $

Keith Anderson	625,000	100	625,000	190	1,187,500

Mark Yost	475,000	80	380,000	190	722,000

Laurie Hough	375,000	75	281,250	190	534,375

Joe Kimmell	250,000	75	187,500	200	375,000

Wade Lyall	250,000	75	187,500	200	375,000

Jon Pilarski	229,500	30	68,850	125	86,062

EXCHANGE OF LEGACY CHAMPION HOLDINGS MANAGEMENT INCENTIVE UNITS FOR SKYLINE CHAMPION SHARES

In connection with the Exchange, the Company exchanged the vested and unvested Class C units and unvested Class A units in Champion Holdings held by NEOs for unrestricted (in the case of vested Class C units) and restricted shares of the Company, which are governed by the terms of stock restriction agreements (“SRAs”). The restricted shares that were received in exchange for Class C units in Champion Holdings are subject to performance- and time-based vesting conditions, and the restricted shares that were exchanged for Class A units in Champion Holdings are subject to time-based vesting conditions.

The time-vesting restricted shares retained the same time-vesting schedule that had applied to the Class C units and Class A units, respectively, which for the Class C units was vesting at 20% per year over a five-year period, and which, for the Class A units, was vesting at 50% on each of the first and second anniversaries of the follow-on offering event (as defined below). The agreements governing the Class C units and Class A units in Champion Holdings also provided for accelerated vesting in connection with a change of control of Champion Holdings. The Class C unit agreements were amended prior to the Exchange to clarify that the Exchange would not be considered a change of control, but otherwise retained the ability for Class C units of Champion Holdings to undergo accelerated vesting upon a change of control. This accelerated vesting provision was retained in the corresponding SRAs.

In addition, and in connection with the Exchange, the agreements governing the Class C units of Champion Holdings were amended to provide that certain follow-on public offerings of the Company’s stock would cause the unvested time-vesting Class C units of Champion Holdings to undergo accelerated vesting. This accelerated vesting provision was retained in the corresponding SRAs.

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COMPENSATION DISCUSSION AND ANALYSIS

Vesting of the performance-vesting portion of the Class C units in Champion Holdings was subject to the achievement of certain return thresholds in connection with a change of control. As discussed above with respect to the time-vesting Class C units, the agreements governing the Class C units were amended to clarify that the Exchange would not be considered a change of control. The performance-vesting conditions were retained in the SRAs, but were amended to be based on meeting specified per share volume weighted average price (“VWAP”) targets within the time period beginning on the 120th day following a follow-on public offering of the Company’s stock and ending on the 179th day following such follow-on public offering, or upon a change of control, each as defined in the SRAs.

During the three months ended September 29, 2018, a significant portion of the outstanding performance- and time-vesting restricted shares that were received in exchange for Class C units in Champion Holdings vested in conjunction with two follow-on public offerings, the first of which occurred on August 7, 2018 (the “follow-on offering event”), and the second of which occurred on September 25, 2018 (the “secondary offering”). In advance of, and in connection with, the secondary offering, the Company amended the SRAs applicable to the restricted shares that were exchanged for the Class C units to expand the time period during which the VWAP targets could be measured to include the date of the secondary offering. The Company determined that there was no change in the incremental fair value of such restricted shares as a result of such amendments.

Champion Holdings granted to Ms. Hough and Messrs. Kimmell and Lyall Class A units the day before the effective date of the Exchange. However, the grant date fair value of the Class A unit awards was determined by reference to the closing price of the Company’s common stock on the effective date of the Exchange, and the Company (as opposed to Champion Holdings) took the accounting charge with respect to such grants. As a result, from an accounting perspective, the awards were granted on the effective date of the Exchange.

The table below summarizes (i) the incremental fair value of the Class C unit awards that were modified as a result of the Exchange, and (ii) the grant date fair value of the Class A unit awards that were exchanged for restricted shares of the Company, in each case using fair values up to and including the closing stock price on the effective date of the Exchange (June 1, 2018) of $33.39.

Name	Value of Class C Unit Awards Modified in Connection with Exchange($)	Value of Class A Unit Awards Granted ($)

Keith Anderson	25,595,927	—

Mark Yost	10,201,618	—

Laurie Hough	3,574,180	1,930,109

Joe Kimmell	3,693,535	1,206,114

Wade Lyall	3,693,535	1,206,114

LONG-TERM EQUITY AWARDS

We grant long-term equity awards to tie our executives’ long-term compensation directly to the Company’s stock price and to drive the achievement of our strategic goals. We also believe that long-term equity awards are an important retention tool.

In fiscal 2019, following the Exchange, we granted each of our named executive officers three types of long-term equity awards.

1)	Stock options – comprising approximately 1/3 of the total long-term equity grant,

2)	Performance stock units (“PSUs”)* – comprising approximately 1/3 of the total long-term equity grant, and

3)	Restricted stock units (“RSUs”) – comprising approximately 1/3 of the total long-term equity grant.

*

Note: The value of these awards reflected in the table below on page 26 and in the Summary Compensation Table on page 30 is the grant date fair value determined for accounting purposes using the Monte Carlo simulation model, which applies a valuation factor to the target award to estimate the probable outcome of the performance conditions and resulted in a lower grant date fair value than the target value described above.

All of our long-term equity grants were made pursuant to the Company’s 2018 Equity Incentive Plan (“Equity Incentive Plan”).

In determining the number of options, PSUs, and RSUs to award, the Compensation Committee considered the named executive officer’s role at the Company; benchmarking data; our recent financial performance; the performance of our common stock; the fair market value, expense and dilutive effect of any potential awards; succession planning; and the importance of retaining the officer’s services. The Compensation Committee also solicited the advice of its independent compensation consultant and the opinion of the Company’s CEO except with respect to the awards to the CEO. The CEO generally gives the Compensation Committee an initial recommendation for annual long-term equity awards for the other named executive officers. The Compensation Committee reviews this recommendation and makes its own independent determination.

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COMPENSATION DISCUSSION AND ANALYSIS

Stock Options

Each stock option represents the right to purchase one share of our common stock at the exercise, or “strike,” price. Except in the case of certain incentive stock options, the Equity Incentive Plan requires that the strike price of a stock option be no less than one-hundred percent of the closing price of a share of the Company’s common stock as reported on the New York Stock Exchange on the date of the stock option grant. However, the Equity Incentive Plan also permits the Compensation Committee to choose a higher strike price. The Committee generally has a practice of selecting a strike price that is equal to the greater of the volume-weighted average price (“VWAP”) or the fair market value (at market closing) of our common stock on the grant date. The Compensation Committee generally believes that the volume-weighted average price is more representative of the value of our common stock on the grant date than a price at any single point and time because it incorporates all trades made on the grant date. However, in order to avoid granting any below fair market value stock options (which is expressly prohibited in our Equity Incentive Plan), in the event that our VWAP is lower than the closing price, the Compensation Committee has a practice of granting the options with an exercise price equal to the closing price on the date of grant. With respect to the stock options that were granted to the NEOs on January 3, 2019, the Compensation Committee approved using a VWAP equal to all of the trades of the Company’s common stock for the 15 trading days ending on January 2, 2019. The strike price calculated through this method is greater than the closing price of a share of our common stock on the date of grant.

Subject to continued employment by or service to the Company on each vesting date, our option awards generally vest in equal annual installments on each of the first three anniversaries of the vesting commencement date. The awards expire on the tenth anniversary of the grant date. In addition, if the NEO’s employment or other service relationship with the Company or any of the Company’s subsidiaries is terminated without “cause” (as defined in the Equity Incentive Plan) or if the NEO resigns employment for “good reason” (as defined in the option award agreement), then the next one-third of shares subject to the stock option that would have vested had such NEO remained employed or in service shall vest upon such termination of employment or service. Further, the unvested portion of the stock option shall vest in full upon the NEO’s termination of employment or service due to death or disability (“disability” as defined in the Equity Incentive Plan).

The NEO’s stock option award agreement also incorporates provisions with respect to perpetual confidentiality, as well as non-competition and solicitation provisions that apply during employment and for eighteen months following the NEO’s termination of employment. A breach by the NEO of such provisions could result in the NEO’s termination of employment for cause and the termination of the stock option award.

We believe that granting stock options supports our pay-for-performance philosophy by aligning management and shareholder interests. That is, our executives only realize gains to the extent our share price rises over that of the strike price, thereby tying compensation that can be realized to stock price appreciation. In addition to promoting alignment of management and shareholder interests, the three-year vesting schedule and ten-year exercise term of our options ensures that our executives are appropriately focused on Skyline Champion’s long-term strategic goals. This vesting schedule also operates as a retention tool.

Performance Stock Units

PSUs may vest at the conclusion of a three-year performance period on the basis of the Company’s achievement of selected pre-established performance goals. Depending on the level of achievement, PSUs represent the right to receive between 0% and 150% of a targeted number of shares of our common stock. For PSUs granted in fiscal 2019, the Compensation Committee used a relative total shareholder return as the PSU performance measure. Performance was measured using the Company’s percentile ranking within a performance peer group comprising the following companies: Cavco Industries, Inc., Beazer Homes USA, Inc., Century Communities, Inc., LGI Homes, Inc., M/I Homes, Inc., M.D.C Holdings, Inc., Meritage Home Corporation, NCI Building Systems, Inc., Quanex Building Products Corporation, TRI Pointe Group, Inc., and William Lyon Homes.

The funding formula governing the earnout of the PSUs is set forth below.

	Percentile Rank	Payout%

Threshold	50th	50%

Target	65th	100%

Maximum	80th	150%

The actual payout percentage is determined using straight-line interpolation for performance that falls between the threshold and the target levels or between the target and the maximum levels. If the threshold performance goal is not achieved, the PSUs do not vest and no shares will be earned. For fiscal 2019 PSUs will vest, if at all, at the end of the three-year performance period concluding on July 1, 2021. The PSUs will also vest upon a change in control (as such term is defined in the PSU award agreement) provided that the NEO is employed by or otherwise providing services to the Company on the date of such change in control.

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COMPENSATION DISCUSSION AND ANALYSIS

In addition, if the NEO’s employment or other service relationship with the Company or any of the Company’s subsidiaries is terminated without “cause” (as defined in the Equity Incentive Plan) or if the NEO resigns employment for “good reason” (as defined in the PSU award agreement), in either case prior to the vesting of the PSUs, a specified percentage of the PSUs as described in the PSU award agreement shall remain outstanding and eligible to vest based on actual performance for one year following such termination of employment or service.

The NEO’s PSU award agreement also incorporates provisions with respect to perpetual confidentiality, as well as non-competition and solicitation provisions that apply during employment and for eighteen months following the NEO’s termination of employment. A breach by the NEO of such provisions could result in the NEO’s termination of employment for cause and the termination of the PSU award.

The Compensation Committee considers PSUs to be a key component of our pay-for-performance philosophy because the PSUs directly tie the amount of equity that can be earned to Skyline Champion’s shareholder return, which directly aligns the interests of our executives and our shareholders. For this reason, the Compensation Committee believes relative total shareholder return to be an appropriate reflection of the Company’s performance. In addition, the multi-year performance period serves as a retention tool and ensures that our executives are appropriately focused on Skyline Champion’s long-term strategic and financial goals.

Restricted Stock Units

The Company granted RSUs that, subject to continued employment by or other service to the Company on each vesting date, generally vest in equal installments on each of the first three anniversaries of the vesting commencement date to deliver a meaningful long- term incentive that balances risk and potential reward. These awards also serve as an effective incentive for our superior executive performers to remain with the Company and continue such performance. RSU awards are only earned if the individual continues to be employed by or otherwise provides service to the Company through the applicable vesting dates of the awards.

In addition, if the NEO’s employment or other service relationship with the Company or any of the Company’s subsidiaries is terminated without “cause” (as defined in the Equity Incentive Plan) or if the NEO resigns employment for “good reason” (as defined in the RSU award agreement), then the next one-third of RSUs that would have vested had such NEO remained employed or in service shall vest upon such termination of employment or service. Further, the unvested RSUs subject to the award shall vest upon the NEO’s termination of employment or service due to death or disability (“disability” as defined in the Equity Incentive Plan). Delivery of the shares underlying the vested RSUs will occur upon the earlier of the third anniversary of the grant date or the occurrence of a change in control (as such term is defined in the RSU award agreement).

The NEO’s RSU award agreement also incorporates provisions with respect to perpetual confidentiality, as well as non-competition and solicitation provisions that apply during employment and for eighteen months following the NEO’s termination of employment. A breach by the NEO of such provisions could result in the NEO’s termination of employment for cause and the termination of the RSU award.

Fiscal 2019 Long-Term Equity Awards

In fiscal 2019, as noted below, the Compensation Committee approved stock option, PSU, and RSU awards to our named executive officers as part of our annual long-term equity award process.

Name	Grant Date Fair Value of Stock Options ($)	Grant Date Fair Value of PSUs ($)	Grant Date Fair Value of RSUs ($)	Total Grant Date Fair Value ($)

Keith Anderson	171,938	158,375	534,000	864,313

Mark Yost	65,336	60,183	202,920	328,439

Laurie Hough	51,581	47,513	160,200	259,294

Joe Kimmell	22,924	21,115	71,200	115,239

Wade Lyall	22,924	21,115	71,200	115,239

Each of the NEOs was issued awards under the Equity Incentive Plan for the first time and as such no historical data is available to be reported for periods prior to fiscal 2019.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION MIX

As our executives assume more responsibility, we generally increase the percentage of their compensation that is performance-based. We do not have a pre-established policy or target for allocation between specific compensation components. The following charts, however, show that the majority of target total direct compensation for both our CEO and our other named executive officers as a group is not fixed but rather is variable and will be earned or paid, as applicable, based on Company and/or individual performance and/or stock price. The following charts and tables reflect the target total direct compensation (base salary, target annual incentive bonus and long-term equity grants (in the case of PSUs, assuming target performance) set by the Compensation Committee.

CEO Annual Total Direct Compensation	Average NEO Annual Total Direct Compensation

The table below illustrates how the target annual total direct compensation set by the Compensation Committee for each of our continuing named executive officers was allocated between fixed and variable compensation for fiscal 2019, as well as the breakdown of variable compensation that was based on annual and long-term Company performance and/or stock price. Note that due to the one-time nature of the event, the information in the graphs above and table below do not include the value of the exchange or grant of Class C units and Class A units in Champion Holdings for restricted and unrestricted shares of the Company that took place in connection with the Exchange.

	Percentage of Annual Total Direct Compensation		Percentage of Annual Variable Compensation

	Fixed	Variable	Annual	Long-Term

Keith Anderson	30%	70%	42%	58%

Mark Yost	40%	60%	53%	47%

Laurie Hough	41%	59%	52%	48%

Joe Kimmell	45%	55%	62%	38%

Wade Lyall	45%	55%	62%	38%

Additional Information

EMPLOYMENT AGREEMENTS

As part of the Exchange transition process, the Company entered into employment agreements with Keith Anderson, Laurie Hough, and Mark Yost. As part of Mr. Yost’s promotion to CEO, the Company anticipates revising his current employment agreement. Neither Mr. Kimmell nor Mr. Lyall is party to an employment agreement with the Company.

The employment agreements were entered into with each of Messrs. Anderson and Yost and Ms. Hough as of June 4, 2018. The employment agreements provide for a base salary, annual target and maximum bonus opportunities, participation in the

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COMPENSATION DISCUSSION AND ANALYSIS

Company’s broad-based employee benefit plans, severance benefits in the event of certain types of termination of employment (as described in more detail under “Potential Payments Upon Termination or Change-in-Control”), and reimbursement of reasonable business-related expenses (subject to any limitations or restrictions imposed by our Board).

SEVERANCE ARRANGEMENTS

The Company may consider providing Messrs. Kimmell and Lyall with severance benefits under the terms of the Champion Home Builders, Inc. Separation Allowance Plan (“Separation Plan”). The Separation Plan applies broadly to eligible participants who have at least twelve months service with the Company and allows for management discretion in determining, on a case-by-case basis, a separation allowance and a period of benefits continuance in the event the participant’s employment is involuntarily terminated by the Company. The Separation Plan generally provides for severance payments based on the recipient’s position and years of service with the Company and excludes from participation any executive officer or other person with an individual separation agreement or other written agreement that provides for post-termination benefits. The Exchange Agreement provides that Mr. Pilarski will be entitled to severance if his employment is terminated by the Company other than for cause within 12 months after the consummation of the Exchange.

BENEFIT, RETIREMENT AND DEFERRED COMPENSATION PLANS

Our executive officers participate in the same employee benefit plans that are made available to Skyline Champion employees generally. We do not provide any perquisites to our executive officers. These benefits are intended to be part of a competitive compensation package.

Our currently employed NEOs are eligible to participate in our 401(k) plan (the “401(k) Plan”) on the same terms as are generally provided to our full-time U.S. salaried employees. In fiscal 2019, the Company approved an amendment to the 401(k) Plan to provide Company matching contributions in respect of a portion of the participants’ elective deferrals under the 401(k) Plan. In addition, Skyline Corporation sponsored and maintained the Skyline Corporation 1989 Deferred Compensation Plan (the “Deferred Compensation Plan”) for certain employees of Skyline Corporation. The Company assumed sponsorship of the Deferred Compensation Plan in connection with the Exchange. Mr. Pilarski is the only NEO who is a participant in the Deferred Compensation Plan. The 401(k) Plan and the Deferred Compensation Plan are described in the footnotes and text that accompany the compensation tables that follow this Compensation Discussion and Analysis.

PROHIBITION ON HEDGING AND PLEDGING

The Company has adopted as part of the Insider Trading Policy a prohibition of all Skyline Champion associates from engaging in any hedging or pledging transactions involving Skyline Champion stock. This prohibition applies to both our named executive officers and our non-employee directors.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

We consider objectives such as attracting, retaining and motivating leaders when we design our executive compensation programs. We also consider the tax-deductibility of compensation, but it is not our sole consideration. U.S. tax reform which became effective in 2017 expanded the types of compensation that are subject to limitations on deductibility, consequently, we expect that tax deductibility will be less of a consideration with respect to our program design for our named executive officers in the future.

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  COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Skyline Champion Corporation Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into Skyline Champion’s Annual Report on Form 10-K for the fiscal year ended March 30, 2019.

THE COMPENSATION COMMITTEE

Gary E. Robinette, Chair

Timothy Bernlohr

Michael Kaufman

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  COMPENSATION TABLES

Summary Compensation Table for Fiscal 2019

The table below shows the compensation paid to or earned by our named executive officers in fiscal 2019, 2018 and 2017.

Name and Principal Position	Year	Salary ($) (1)		Bonus ($)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in pension value and nonqualified deferred compensation earnings ($)		All Other Compensation		Total ($)
Keith Anderson CEO	2019	520,833		—	26,288,302	171,938	1,187,500	—		—		28,168,573
Laurie Hough CFO	2019	312,500		—	5,712,002	51,581	534,375	—		2,596	(6)	6,613,054
Mark Yost President—US Ops	2019	395,833		—	10,464,721	65,336	722,000	—		2,375	(6)	11,650,265
Joe Kimmell RVP—US Northeast Region	2019	208,333		—	4,991,964	22,924	375,000	—		1,731	(6)	5,599,952
Wade Lyall RVP—US South Region	2019	208,333		—	4,991,964	22,924	375,000	—		—		5,598,221
Richard W. Florea Former Skyline Corporation President and CEO	2019	61,800		—	—	—	—	—		582,400	(7)	644,200
	2018	309,475		—	184,500	181,373	209,351	—		—		884,699
	2017	369,000		14,000	179,000	170,000	—	—		—		732,000
Jon S. Pilarski Former Skyline Corporation Chief Financial Officer	2019	229,500	(2)	—	—	—	86,062	15,138	(8)	1,587	(6)	332,287
	2018	191,544		—	—	—	62,805	—		—		254,349

(1)

Mr. Florea ceased serving as CEO of Skyline Corporation upon the consummation of the Exchange, and his employment with Skyline Corporation terminated at that same time. The salary figure for Mr. Florea shown in this table for fiscal 2019 represents the salary earned by Mr. Florea for the portion of fiscal 2019 during which he was employed by Skyline Corporation. Messrs. Anderson, Yost, Kimmell and Lyall and Ms. Hough each commenced employment with the Company on June 1, 2018, and salary figures reflected in the summary compensation table for each such NEO reflects base salary earned from that date through the end of fiscal 2019.

(2)

Mr. Pilarski ceased serving as CFO of Skyline Corporation upon the consummation of the Exchange, and continued to be employed by the Company through the remainder of fiscal 2019. The salary figure for Mr. Pilarski shown in this table for fiscal 2019 represents all base salary earned by Mr. Pilarski for fiscal 2019.

(3)

Amounts in this column represent the aggregate grant date fair value of restricted stock (including Class A units of Champion Holdings exchanged for restricted stock of the Company), RSU, and PSU awards granted in the relevant fiscal year computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 718, Compensation – Stock Compensation (“ASC 718”), disregarding the effects of estimated forfeitures, together with the incremental fair value associated with the modification and exchange of Class C unit awards of Champion Holdings for restricted shares in connection with the Exchange. See “Compensation Discussion and Analysis—Components of Skyline’s Executive Compensation Program, What We Pay and Why: Elements of Compensation—Exchange of Legacy Champion Holdings Management Incentive Units for Skyline Champion Shares” above. For each NEO, the incremental fair value associated with the modification and exchange of Class C unit awards of Champion Holdings for restricted shares in connection with the Exchange is as follows: (i) Mr. Anderson: $25,595,927; (ii) Ms. Hough: $3,574,180; (iii) Mr. Yost: $10,201,618; and (iv) Messrs. Kimmell and Lyall: each $3,693,535. For each NEO who received from Champion Holdings a grant of Class A units, the grant date fair value of such awards (determined by reference to the closing price of a share of our common stock on June 1, 2018) is as follows: (i) Ms. Hough: $1,930,109; and (ii) Messrs. Kimmell and Lyall: each $1,206,114. The grant date fair value of the PSUs was calculated based on the probable outcome of applicable performance conditions, which assume that the target level of performance is achieved, and for awards made for fiscal 2019, if performance vesting conditions were assumed to be achieved at maximum, the grant date fair values would instead be as follows: (i) Mr. Anderson: $237,563; (ii) Ms. Hough: $71,269; (iii) Mr. Yost: $90,274; and (iv) Messrs. Kimmell and Lyall: each $31,673. For the assumptions made in the valuation of these RSU, PSU and restricted stock (with respect to Class A units of Champion Holdings) awards in fiscal 2019, see Note 13 to the Company’s audited consolidated financial statements included in Item 15 of the Company’s Annual Report on Form 10-K for fiscal 2019. For the assumptions made in the valuation of these restricted stock awards in fiscal 2018 and 2017 see Note 9 to Skyline Corporation’s consolidated financial statements (unaudited) included in Skyline Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 3, 2018 and Note 13 to Skyline Corporation’s audited consolidated financial statements included in Item 8 of Skyline Corporation’s Annual Report on Form 10-K for fiscal 2017.

(4)

Amounts in these this column represent the aggregate grant date fair value of stock option awards granted in the relevant fiscal year computed in accordance with ASC 718, disregarding the effects of estimated forfeitures. For the assumptions made in the valuation of these stock and option awards in fiscal 2019, see Note 13 to the Company’s audited consolidated financial statements included in Item 15 of the Company’s Annual Report on Form 10-K for fiscal 2019. For the assumptions made in the valuation of these stock option awards in fiscal 2018 and 2017 see Note 9 to Skyline’s consolidated financial statements (unaudited) included in Skyline Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 3, 2018 and Note 13 to Skyline Corporation’s audited consolidated financial statements included in Item 8 of Skyline Corporation’s Annual Report on Form 10-K for fiscal 2017.

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COMPENSATION TABLES

(5)	Amounts represent bonuses earned in fiscal 2019 under the Company’s Bonus Plan. See “Compensation Discussion and Analysis—What We Pay and Why: Elements of Compensation—Annual incentive bonus” above.

(6)

Effective January 1, 2019, the Company began matching a certain percentage of participant contributions to the Company’s 401(k) plan. These amounts represent the matching contributions made by the Company to the NEO’s 401(k) plan account for the period beginning on January 1, 2019 and ending on March 30, 2019. See “Compensation Discussion and Analysis—Components of Skyline’s Executive Compensation Program, What We Pay and Why: Elements of Compensation—Additional Information—Retirement and Deferred Compensation Plans” above.

(7)

Reflects severance of $556,200 paid to Mr. Florea in fiscal 2019, as well as a $26,200 dividend paid to Mr. Florea in fiscal 2019 with respect to his incentive equity in Skyline Corporation. The dividend amount had not previously been factored into the grant date fair value of such incentive equity.

(8)

Reflects the aggregate change in the actuarial present value of Mr. Pilarski’s accumulated benefit under the Deferred Compensation Plan measured from April 1, 2018 to March 30, 2019. The change in actuarial present value of such benefit is due to the decrease in the period of time until payments begin under the Deferred Compensation Plan. Details on the Deferred Compensation Plan can be found below under the heading “Nonqualified Deferred Compensation Plan.”

Grants of Plan-Based Awards in Fiscal 2019

The following table lists grants of plan-based awards to each of our named executive officers during fiscal 2019.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares Of Stock (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise of Base Price Of Option Awards ($/Sh) (5)	Grant Date Fair Value Of Stock and Option Awards ($) (6)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Keith Anderson		312,500	625,000	1,250,000	—	—	—	—	—	—	—
	06/01/18	—	—	—	—	—	—	—	—	—	25,595,927	(7)
	01/03/19	—	—	—	21,875	43,750	65,625	—	—	—	158,375
	01/03/19	—	—	—	—	—	—	37,500	—	—	534,000
	01/03/19	—	—	—	—	—	—	—	43,750	15.00	171,938
Laurie Hough		140,625	281,250	562,500	—	—	—	—	—	—	—
	06/01/18	—	—	—	—	—	—	—	—	—	3,574,180	(7)
	06/01/18	—	—	—	—	—	—	57,805	—	—	1,930,109	(8)
	01/03/19	—	—	—	6,563	13,125	19,688	—	—	—	47,513
	01/03/19	—	—	—	—	—	—	11,250	—	—	160,200
	01/03/19	—	—	—	—	—	—	—	13,125	15.00	51,581
Mark Yost		190,000	380,000	760,000	—	—	—	—	—	—	—
	06/01/18	—	—	—	—	—	—	—	—	—	10,201,618	(7)
	01/03/19	—	—	—	8,313	16,625	24,938	—	—	—	60,183
	01/03/19	—	—	—	—	—	—	14,250	—	—	202,920
	01/03/19	—	—	—	—	—	—	—	16,625	15.00	65,336
Joe Kimmell		93,750	187,500	375,000	—	—	—	—	—	—	—
	06/01/18	—	—	—	—	—	—	—	—	—	3,693,535	(7)
	06/01/18	—	—	—	—	—	—	36,122	—	—	1,206,114	(8)
	01/03/19	—	—	—	2,917	5,833	8,750	—	—	—	21,115
	01/03/19	—	—	—	—	—	—	5,000	—	—	71,200
	01/03/19	—	—	—	—	—	—	—	5,833	15.00	22,924
Wade Lyall		93,750	187,500	375,000	—	—	—	—	—	—	—
	06/01/18	—	—	—	—	—	—	—	—	—	3,693,535	(7)
	06/01/18	—	—	—	—	—	—	36,122	—	—	1,206,114	(8)
	01/03/19	—	—	—	2,917	5,833	8,750	—	—	—	21,115
	01/03/19	—	—	—	—	—	—	5,000	—	—	71,200
	01/03/19	—	—	—	—	—	—	—	5,833	15.00	22,924
Richard W. Florea	—	—	—	—	—	—	—	—	—	—	—
Jon S. Pilarski	—	—	—	—	—	—	—	—	—	—	—

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COMPENSATION TABLES

(1)

Amounts in these columns represent amounts payable at threshold, target and max under the terms of the Bonus Plan bonuses with respect to fiscal 2019. See “Compensation Discussion and Analysis—What We Pay and Why: Elements of Compensation—Annual incentive bonus” above.

(2)

Amounts in these columns represent shares that may vest in respect of PSUs at threshold, target and maximum levels depending on the achievement of certain total shareholder return performance metrics. See “Compensation Discussion and Analysis—Components of Skyline’s Executive Compensation Program, What We Pay and Why: Elements of Compensation—Long-term equity awards—Performance Stock Units.”

(3)

Amounts in this column represent (i) the number of RSUs granted to each NEO in fiscal 2019, which are subject to the vesting conditions described above in “Compensation Discussion and Analysis—Components of Skyline’s Executive Compensation Program, What We Pay and Why: Elements of Compensation—Fiscal 2019 long-term equity awards—Restricted Stock Units,”, and (ii) the number of shares of restricted stock granted to each of Ms. Hough and Messrs. Kimmell and Lyall in respect of their Class A units in Champion Holdings, which are subject to the vesting conditions described above in Compensation Discussion and Analysis—Components of Skyline’s Executive Compensation Program, What We Pay and Why: Elements of Compensation—Exchange of Legacy Champion Holdings Management Incentive Units for Skyline Champion Shares.”

(4)

Represents stock options granted to the NEOs in fiscal 2019, which are subject to the vesting conditions described above under “Compensation Discussion and Analysis—Components of Skyline’s Executive Compensation Program, What We Pay and Why: Elements of Compensation—Long-term equity awards—Stock Options.”

(5)

The exercise price is equal to the VWAP (as defined above) of the all trades of the Company’s common stock for the 15 trading days ending January 2, 2019, and such VWAP is greater than the closing price of a share of the Company’s common stock on the date of grant.

(6)

Reflects the grant date fair value of stock option, RSU and PSU awards granted in fiscal 2019 determined in accordance with ASC 718. Also includes the incremental fair value of restricted shares of our common stock that were granted to the NEOs in exchange for Class C units of Champion Holdings. See footnotes (3) and (4) to the Summary Compensation Table.

(7)

Represents the incremental fair value associated with the modification of awards of Class C units in Champion Holdings that were exchanged for restricted shares of the Company in connection with the Exchange. See “Compensation Discussion and Analysis—Components of Skyline’s Executive Compensation Program, What We Pay and Why: Elements of Compensation—Exchange of Legacy Champion Holdings management Incentive Units for Skyline Champion Shares” above and footnote (3) to the Summary Compensation Table.

(8)	Represents grant date fair value of restricted shares granted in respect of Class A units of Champion Holdings, determined in accordance with ASC 718.

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COMPENSATION TABLES

Outstanding Equity Awards at Fiscal 2019 Year End

The following table lists outstanding equity awards previously granted to our named executive officers as of March 30, 2019. Neither Mr. Florea nor Mr. Pilarski held outstanding equity awards in the Company as of March 30, 2019, and accordingly are not included in the table.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Unearned Options (#) (1)	Option Exercise Price ($) (2)	Option Expiration Date	Number of Shares or Units of stock that have not vested (#)		Market Value of Shares or Units of Stock that have not vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned, Shares, Units or Other Rights that have not vested (#) (5)	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (6)
Keith Anderson	—	43,750	$15.00	1/3/2029	—		—	—	—
	—	—	—	—	37,500	(3)	712,500	—	—
	—	—	—	—	—		—	43,750	831,250
Laurie Hough	—	13,125	$15.00	1/3/2029	—		—	—	—
	—	—	—	—	11,250	(3)	213,750	—	—
	—	—	—	—	—			13,125	249,375
	—	—	—	—	57,805	(7)	1,098,295	—	—
Mark Yost	—	16,625	$15.00	1/3/2029	—		—	—	—
	—	—	—	—	14,250	(3)	270,750	—	—
	—	—	—	—	—		—	16,625	315,875
Joe Kimmell	—	5,833	$15.00	1/3/2029	—		—	—	—
	—	—	—	—	5,000	(3)	95,000	—	—
	—	—	—	—	—		—	5,833	110,827
	—	—	—	—	36,122	(7)	686,318	—	—
Wade Lyall	—	5,833	$15.00	1/3/2029	—		—	—	—
	—	—	—	—	5,000	(3)	95,000	—	—
	—	—	—	—	—		—	5,833	110,827
	—	—	—	—	36,122	(7)	686,318	—	—

(1)

Represents options to purchase common stock granted to each NEO under the Company’s 2018 Equity Incentive Plan, which are, subject to the NEO’s continued employment by or service to the Company on each vesting date, scheduled to vest in equal annual installments on each of the first three anniversaries of July 1, 2018. See “Compensation Discussion and Analysis—Components of Skyline’s Executive Compensation Program, What We Pay and Why: Elements of Compensation—Long-term equity awards—Stock Options” above.

(2)

The exercise price is equal to the VWAP (as defined above) of the all trades of the Company’s common stock for the 15 trading days ending January 2, 2019, and such VWAP is greater than the closing price of a share of the Company’s common stock on the date of grant.

(3)

Represents RSUs granted to each NEO under the Company’s 2018 Equity Incentive Plan, which are, subject to the NEO’s continued employment by or service to the Company on each vesting date, scheduled to vest in equal annual installments on each of the first three anniversaries of July 1, 2018. See “Compensation Discussion and Analysis—Components of Skyline’s Executive Compensation Program, What We Pay and Why: Elements of Compensation—Fiscal 2019 long-term equity awards—Restricted Stock Units” above.

(4)

The amounts in this column have been calculated by multiplying $19.00 (the closing price of the Company’s common stock on the last trading day of fiscal 2019, which was March 29, 2019) by the number of shares of stock underlying the RSU award.

(5)

Represents the number of PSUs that may be earned by each NEO under the Company’s 2018 Equity Incentive Plan assuming target performance is achieved. See “Compensation Discussion and Analysis—Components of Skyline’s Executive Compensation Program, What We Pay and Why: Elements of Compensation—Fiscal 2019 long-term equity awards—Performance Stock Units” above.

(6)

The amounts in this column have been calculated by multiplying $19.00 (the closing price of the Company’s common stock on the last trading day of fiscal 2019, which was March 29, 2019) by the number of shares of stock underlying the award.

(7)

Reflects restricted shares of the Company’s common stock that were exchanged for Class A units of Champion Holdings. 50% of such restricted shares are, subject to continued employment by the NEO on each such vesting date, scheduled to vest on each of August 7, 2019 and August 7, 2020. See “Compensation Discussion and Analysis—Components of Skyline’s Executive Compensation Program, What We Pay and Why: Elements of Compensation—Exchange of Legacy Champion Holdings Management Incentive Units for Skyline Champion Shares” above.

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COMPENSATION TABLES

Option Exercises and Stock Vested in Fiscal 2019

The following table includes information with respect to the options exercised by, and the RSUs vested in, for our named executive officers during fiscal 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (a) (#)	Value Realized on Exercise (b) ($)	Number of Shares Acquired on Vesting (c) (#)	Value Realized on Vesting (d) ($)
Keith Anderson	—	—	1,463,707	44,211,510
Laurie Hough	—	—	203,137	5,993,030
Mark Yost	—	—	579,803	17,939,448
Joe Kimmell	—	—	110,618	3,249,129
Wade Lyall	—	—	110,618	3,249,129
Richard W. Florea	265,000	6,140,700	42,000	1,402,380
Jon S. Pilarski	—	—	—	—

(a)	Represents the number of shares of common stock underlying stock options exercised during fiscal 2019.

(b)	Amounts were calculated based on difference between (i) the closing price of the Company’s common stock on the exercise date and (ii) the exercise price of the stock options.

(c)	Represents the number of restricted shares of the Company’s common stock that vested during fiscal 2019 under the terms of the SRAs.

(d)	Amounts were calculated by multiplying the closing price of the Company’s common stock on the vesting date by the number of shares acquired on vesting.

Nonqualified Deferred Compensation Plan

Pursuant to the Deferred Compensation Plan, participants in this plan (or their estates or beneficiaries) will commence receiving payments of deferred compensation in fixed amounts no later than ninety (90) days following the participant’s retirement, permanent disability or death. If a participant’s employment is terminated due to “retirement” (as defined in the Deferred Compensation Plan) on or after the participant’s eligibility date that is listed in Exhibit A to the Deferred Compensation Plan, the Company will begin paying in monthly installments to the participant a fixed annual deferred compensation amount as set forth in the Deferred Compensation Plan, such annual amount to be paid for a period of ten years following the participant’s retirement.

Mr. Pilarski is a participant in the Deferred Compensation Plan and is entitled to annual deferred compensation of $60,000. As of the end of fiscal 2019, Mr. Pilarski was eligible to receive amounts deferred under the Deferred Compensation Plan which are due to him as a result of his retirement when he reaches age 62. The Exchange constituted a change in control of Skyline Corporation for purposes of the Deferred Compensation Plan and, in connection with the Exchange, Mr. Pilarski became fully vested in his benefits under the Deferred Compensation Plan.

The following table provides the present value of the accumulated benefits under the Deferred Compensation Plan for Mr. Pilarski.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments Made During Last Fiscal Year ($)
Jon S. Pilarski	1989 Deferred Compensation Plan	—	388,446	—

(1)

In the event of death following retirement, Mr. Pilarski’s beneficiary is entitled to $40,000 per year for the remaining portion of the ten-year payout period following death. The figures in this table assume that Mr. Pilarski will not receive the death benefit amount during any portion of the time that he is receiving payments under the Deferred Compensation Plan.

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COMPENSATION TABLES

Potential Payments Upon Termination or Change in Control

We are party to employment agreements with Messrs. Anderson and Yost and Ms. Hough. Messrs. Kimmel and Lyall may be entitled to severance benefits under the Separation Plan, and Mr. Pilarski may be entitled to severance benefits under the Exchange Agreement, each as described above. The equity awards held by our NEOs also have certain termination protections and certain awards are subject to accelerated vesting on a change in control.    This section describes the payments and benefits that may be payable upon certain terminations of employment or a change of control and the events that trigger them. For ease of reference, this section uses the abbreviation “CIC” for the term “change in control.”

Other than the Separation Plan, our payment obligations under each employment or equity award agreement are contingent upon the NEO satisfying the following obligations:

◾	During his or her employment and for 18 months following his or her termination of employment, the NEO must comply with the provisions of a covenant not to compete.

◾	During his or her employment and for 18 months following his or her termination of employment, the NEO may not solicit or induce our associates to leave us or hire any of our associates.

◾

During his or her employment and at all times subsequent to the last day of his or her employment, the NEO must hold in strict confidence and safeguard any and all protected information, including our trade secrets.

◾	The NEO must return our property and must execute an agreement releasing us from any claims.

TERMINATION SCENARIOS THAT CAN TRIGGER PAYMENTS AND BENEFITS

There are three categories of events related to a termination of employment that can trigger payments or other benefits to our NEOs: (i) death and disability; (ii) involuntary termination; and (iii) change of control (followed by an involuntary termination). The following chart describes each category.

Category	Specific Event	Requirements and payments
Death or Disability	Death

Upon the termination of Messrs. Anderson and Yost and Ms. Hough’s employment as a result of death, they are each entitled to earned but unpaid base salary, reimbursement of business expenses, and payment of annual bonus compensation earned in the year preceding death, but not yet paid as of such NEO’s death. Further, the unvested portion of the stock option held by the NEO shall vest in full upon the NEO’s termination of employment or service due to death.

	Disability	In connection with a termination of employment due to disability, the NEO would become entitled to the same payments (including accelerated vesting of his or her incentive equity award) as described under “Death” in the preceding row, as well as any benefits to which the executive may become (or to which he or she may have already been entitled) pursuant to the Company’s short- and long-term disability plans in effect from time to time.
Involuntary Termination	For Cause

Termination for cause occurs when we decide to terminate a NEO based on our good faith determination that one of certain events have occurred. These events are described in detail in the Mr. Anderson’s, Mr. Yost’s and Ms. Hough’s employment agreements. Except for base salary that is earned, but not yet paid on the date of such termination, and reimbursements for business expenses, we will not owe any payments to a NEO as a result of a termination for cause.

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COMPENSATION TABLES

Category	Specific Event	Requirements and payments
Without Cause

Termination by us without cause under Mr. Anderson’s, Mr. Yost’s, and Ms. Hough’s employment agreements occurs when we terminate the NEO’s employment for any reason other than for cause or disability.

Pursuant to their respective employment agreements, in the event Mr. Anderson, Mr. Yost, or Ms. Hough is terminated by the Company without cause, he or she will be provided the following severance benefits: (i) continued payment of their annual base salary for a period of twelve months following the date of termination, (ii) the annual bonus that was awarded but has not yet been paid in the year prior to the year of termination, and (iii) continued participation in, and partial subsidy of the premium cost of, any employer sponsored benefit plans for a period of twelve months following the date of termination. The foregoing severance payments are subject to the named executive officer executing a general release of claims for the benefit of the Company. None of the employment agreements provide a guaranteed term of employment, nor do they provide tax gross-ups on any compensation. However, if the NEO’s employment or other service relationship with the Company or any of the Company’s subsidiaries is terminated without cause (as defined in the Equity Incentive Plan), then the next one-third of shares subject to the stock option and the next one-third of RSUs, respectively, that would have vested had such NEO remained employed or in service shall vest upon such termination of employment or service. As separately described in the PSU award agreement, a specified percentage of PSUs (as described in the PSU agreement) shall remain outstanding and eligible to vest based on actual performance for one year following such termination of employment or service.

In addition, if Messrs. Kimmell’s or Lyall’s employment with the Company is involuntarily terminated by the Company, then they may be considered for severance benefits under the Separation Plan. The Separation Plan applies broadly to eligible participants who have at least twelve months service with the Company and allows for management discretion in determining, on a case-by-case basis, a separation allowance and a period of benefits continuance in the event the participant’s employment is involuntarily terminated by the Company without cause. For Regional Vice Presidents, the guidelines under the Separation Plan provide for two weeks of severance for every year of service to the Company, with a minimum separation allowance of 12 weeks, and a maximum of 39 weeks. Outplacement services are also suggested under the Separation Plan.

Pursuant to the Exchange Agreement, if Mr. Pilarski’s employment is terminated, other than for cause, within 12 months after the consummation of the Exchange, then he will be entitled to severance pay equal to 52 weeks of pay, at the base rate of pay in effect for Mr. Pilarski at the time of termination. Mr. Pilarski’s employment was terminated by the Company without cause on May 31, 2019, and as a result he will receive the severance payments described in this paragraph.

Involuntary Termination	For Good Reason

Termination by Mr. Anderson, Ms. Yost, or Ms. Hough for good reason is subject to the occurrence of certain conditions described in the NEO’s respective employment agreement. Pursuant to their respective employment agreements, in the event Mr. Anderson, Mr. Yost or Ms. Hough terminate their employment with the Company for good reason, they will be provided with the same severance benefits to which they would be entitled in the event of their termination of employment with the Company without cause (including accelerated vesting of certain incentive equity awards).

	Without Good Reason	Termination by the NEO without good reason occurs when the NEO terminates his or her employment for any reason other than good reason, as described above. The effective date of termination is the date set forth in a notice from the NEO to us, which notice must be given to us at least 45 days prior to the effective date of termination. Except for base salary that is earned, but not yet paid on the date of such termination, and reimbursements for business expenses, we will not owe any payments to an NEO as a result of a termination without good reason.

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COMPENSATION TABLES

Category	Specific Event	Requirements and payments
Change In Control		The PSUs held by the NEOs vest upon a change in control (as such term is defined in the PSU award agreement) provided that the NEO is employed on the date of such change in control. Subject to the NEO’s continuous employment on the date of the change in control, the restricted shares held by the NEOs and that were exchanged for units in Champion Holdings also vest upon a change in control (as such term is defined in the SRA for such restricted shares) with the vesting of restricted shares that were exchanged for Class C performance-vesting units of Champion Holdings subject to the achievement of certain performance thresholds in connection with the change in control.
Other

In addition, under his employment agreement, Mr. Florea was entitled to receive severance benefits if his employment was terminated under certain circumstances. If Skyline Corporation terminated Mr. Florea’s employment without cause (as defined in Mr. Florea’s employment agreement) in contemplation of change in control (as defined in the employment agreement) or without cause within six months after the occurrence of a change in control, then he was entitled to the following severance benefits: (i) his then-current base salary for an 18-month period; and (ii) all stock options granted to Mr. Florea on June 25, 2015 would have immediately vested. These severance benefits would have been payable to Mr. Florea in equal quarterly installments with the first installment payable on the first day of the seventh month after the date on which his employment was terminated. However, if Mr. Florea accepted other employment or other consulting engagements within the above-referenced 18-month severance period, his remaining severance payments would have been reduced by the total amount of the base salary earned by or paid to Mr. Florea in connection with his subsequent employment or engagement.

As described above, Mr. Florea’s employment was terminated on June 1, 2018 in connection with the Exchange. At the time of his termination of employment, he entered into a separation and release agreement, the terms of which amended the severance provisions of his employment agreement to provide for a lump sum severance payment (as opposed to installment payments) equal to $556,200, which was the equivalent of 18 months’ of Mr. Florea’s annual base salary at the time of his termination of employment.

In addition, Mr. Florea held stock options and restricted stock awards in Skyline Corporation. The compensation committee of Skyline Corporation exercised its discretion to cause all such awards that were unvested immediately prior to the Exchange to become vested in connection with the Exchange. See the Option Exercises and Stock Vested in Fiscal 2019 table above for additional details regarding these awards.

Finally, as discussed above, Mr. Pilarski is a participant in the Deferred Compensation Plan, which provides that rights of participants in the Deferred Compensation Plan shall vest at the time of a transaction constituting a change in control of Skyline Champion (change of control defined as a change in ownership of more than 50% of Skyline Champion’s stock in one transaction). Because the Exchange constituted a change in control of Skyline Corporation for purposes of the Deferred Compensation Plan, Mr. Pilarski became fully vested in his benefits under the Deferred Compensation Plan at the time of the Exchange.

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COMPENSATION TABLES

ESTIMATED SEVERANCE AND CHANGE IN CONTROL PAYMENTS

The following table and footnotes present potential payments to each named executive officer under various circumstances as if the named executive officer’s employment had been terminated on March 30, 2019, the last day of fiscal 2019 and/or if a change in control had occurred on such date. The table below does not include figures with respect to accelerated vesting of restricted shares that were exchanged in connection for Class C units in Champion Holdings because all such shares had vested in full prior to March 30, 2019. The table below also does not include figures with respect to the accelerated vesting of Mr. Pilarski’s benefits under the Deferred Compensation Plan because all such benefits were vested at the time of the Exchange.

Name	Death or Disability		Change in Control		Involuntary Termination Without Cause		Involuntary Termination With Good Reason
Keith Anderson
Salary Continuation	—		—		625,000	(4)	625,000	(4)
Health insurance subsidy	—		—		6,826	(5)	6,826	(5)
Annual Incentive Bonus	—		—		—		—
Long Term Equity Award	887,500	(1)	831,250	(2)	295,832	(6)	295,832	(6)
Laurie Hough
Salary Continuation	—		—		375,000	(4)	375,000	(4)
Health insurance subsidy			—		—		—
Annual Incentive Bonus	—		—		—		—
Long Term Equity Award	266,250	(1)	249,375	(2)	88,750	(6)	88,750	(6)
Restricted shares exchanged for Class A units of Champion Holdings	—		1,098,295	(3)	—		—
Mark Yost
Salary Continuation	—		—		475,000	(4)	475,000	(4)
Health insurance subsidy			—		10,753	(5)	10,753	(5)
Annual Incentive Bonus	—		—		—		—
Long Term Equity Award	337,250	(1)	315,875	(2)	112,414	(6)	112,414	(6)
Joe Kimmell
Salary Continuation	—		—		86,544	(7)	—
Annual Incentive Bonus	—		—		—		—
Long Term Equity Award	118,332	(1)	110,827	(2)	39,430	(6)	—
Restricted shares exchanged for Class A units of Champion Holdings	—		686,318	(3)	—		—
Wade Lyall
Salary Continuation	—		—		144,240	(8)	—
Annual Incentive Bonus	—		—		—		—
Long Term Equity Award	118,332	(1)	110,827	(2)	39,430	(6)	—
Restricted shares exchanged for Class A units of Champion Holdings	—		686,318	(3)	—		—
Jon Pilarski
Salary Continuation	—		—		229,500	(9)	—
Annual Incentive Bonus	—		—		—		—
Long Term Equity Award	—		—		—		—

(1)

Represents the combined value of unvested RSUs and stock options that become vested as described herein. The value of the unvested RSUs was calculated by multiplying the closing market price of our common stock on March 29, 2019 ($19.00) by the number of unvested RSUs. The value of unvested stock options that become vested as described herein was calculated by multiplying the number of shares underlying the unvested stock options by the difference between the closing market price of our common stock on March 29, 2019 and the option exercise price ($15.00).

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COMPENSATION TABLES

(2)

Represents the unvested number of PSUs at target held by the NEO on March 30, 2019 multiplied by the closing market price of our common stock on March 29, 2019 ($19.00). PSUs are the only awards that by their terms have single trigger vesting.

(3)

Represents as of March 30, 2019 the number of unvested restricted shares of Company common stock that were exchanged for Class A units of Champion Holdings multiplied by the closing market price of our common stock on March 29, 2019 ($19.00).

(4)	Represents 12 months’ of payments equal to the NEO’s rate of pay based on the NEO’s annual base salary rate of pay on March 30, 2019.

(5)

Represents the Company’s portion of the medical and dental premiums for the 12-month severance period. No value is reported for Ms. Hough who, as of March 30, 2019, did not participate in the Company’s medical and dental plans.

(6)

Represents one-third of the shares underlying the NEO’s stock option (which was unvested on March 30, 2019) multiplied by the positive difference of the closing price of a share of the Company’s common stock as of May 29, 2019 over the exercise price of such stock option, plus the product of one-third of the NEO’s RSUs (which was unvested on March 30, 2019) multiplied by the closing price of a share of the Company as of May 29, 2019.

(7)

Represents severance under the Separation Plan (assuming the Company would exercise its discretion to pay to Mr. Kimmell severance benefits thereunder upon the Company’s termination of his employment without cause) based on two weeks of severance for every year of Mr. Kimmell’s service to the Company (i.e., 9 years), with a minimum of 12 weeks severance, and a maximum of 39 weeks severance.

(8)

Represents severance under the Separation Plan (assuming the Company would exercise its discretion to pay to Mr. Lyall severance benefits thereunder upon the Company’s termination of his employment without cause) based on two weeks of severance for every year of Mr. Lyall’s service to the Company (i.e., 15 years), with a minimum of 12 weeks severance, and a maximum of 39 weeks severance.

(9)	Represents 12 months’ of continuation payments based on Mr. Pilarski’s annual base salary rate of pay on March 30, 2019.

CEO Pay Ratio

The following information about the relationship between the compensation of our employees and the compensation of Mr. Anderson, our Chief Executive Officer, is provided in compliance with the requirements of Item 402(u) of Regulation S-K of the Securities Exchange Act of 1934 (“Item 402(u)”).

We took the following steps in identifying the median of the annual total compensation of all our employees. We determined that, as of March 30, 2019, the last day of our 2019 fiscal year, our employee population was equal to approximately 7,000 individuals, all located in the United States and Canada. This number includes all the individuals determined to be employees for federal tax purposes, whether full-time, part-time, or temporary, as of that date.

We next identified the employee receiving the median amount of compensation in our employee population. To do this we compared the amount of base salary and wages, paid time off and cash incentive compensation received by each employee, other than Mr. Anderson, as reflected in our payroll records. This compensation measure was annualized for permanent employees who were employed on the measuring date but who did not work for the full calendar year. The compensation measure was consistently applied to all of our employees.

As required by Item 402(u), once we identified our median employee we calculated that employee’s annual total compensation for the 2019 fiscal year in the same manner as we calculated Mr. Anderson’s total fiscal 2019 compensation reported in the Summary Compensation Table on page 30.

In fiscal 2019, the estimated median of the annual total compensation of our employees, excluding Mr. Anderson, determined as described in the preceding paragraph, was $35,691. Mr. Anderson’s total compensation for fiscal 2019, as reported in the Summary Compensation Table on page 30 of this proxy statement, was $28,168,573. The resulting estimated ratio of the annual total compensation of Mr. Anderson to the median of the annual total compensation of all employees was 789 to 1. We should note, however, that in connection with the Exchange, the Company exchanged the unvested Class C units held by Mr. Anderson in Champion Holdings for time-vesting restricted shares and performance-vesting restricted shares subject to SRAs. In connection with the exchange of Class C units for restricted shares, the awards governing the Class C units were modified as described above under “Compensation Discussion and Analysis—Components of Skyline’s Executive Compensation Program, What We Pay and Why: Elements of Compensation—Exchange of Legacy Champion Holdings management Incentive Units for Skyline Champion Shares.” This one-time modification resulted in an incremental fair value of nearly $26 million. If we were to exclude the incremental fair value of this one-time modification, Mr. Anderson’s total compensation would be $2,572,646, which would result in a ratio of 72 to 1.

The pay ratio provided above was calculated in a manner consistent with Item 402(u) and we believe it constitutes a reasonable estimate. However, as contemplated by Item 402(u), we relied on methods and assumptions that we determined to be appropriate for calculating the pay ratio at Skyline Champion. Other public companies will use methods and assumptions that differ from the ones we chose but are appropriate for their circumstances. Given the various methodologies that public companies are permitted to use to determine an estimate of their pay ratios, the estimated pay ratio reported above should not be used as a basis for comparison between companies.

2019 Proxy Statement    |    SKYLINE  CHAMPION        39

  DIRECTOR COMPENSATION

Our non-employee directors are compensated for their services as described below. Mr. Anderson and directors associated with Principal Shareholders did not receive any compensation for serving as a director.

Director Compensation Program

The following table describes the components of our non-employee director compensation program for fiscal 2019. The Compensation Committee periodically reviews this program and recommends changes to the Board as appropriate.

Compensation Element	Director Compensation Program (a)
Director Annual Cash Retainer	$65,000
Annual Equity Retainer	$100,000 (b)
Board Chair Annual Retainer	$115,000
Committee Chair Fee	$18,500 for the Audit Committee $18,500 for the Compensation Committee $15,000 for the Nominating and Governance Committee
Committee Member Fee	$10,000 for the Audit Committee $10,000 for the Compensation Committee $7,500 for the Nominating and Governance Committee

(a)	In addition to the compensation elements disclosed above, we reimburse our directors for travel and other necessary business expenses incurred in the performance of their services to us.

(b)

The annual equity retainer consists of RSUs that vest on the one-year anniversary of the vesting commencement date. RSUs granted to non-employee directors in fiscal 2019 will vest on July 1, 2019, generally subject to continued service through such date. RSUs will vest in full in the event a director’s service is terminated by the Company without “cause” or by reason of the director’s “disability” (as each such term is defined in the Equity Incentive Plan) or if the director’s service terminates due to the director’s death. Delivery of the shares underlying the vested RSUs shall occur upon the earlier of (i) the first anniversary of the grant date, (ii) the first anniversary of death or disability (in the event the director’s service is terminated as a result thereof), and (iii) the occurrence of a change in control (as defined in the RSU award agreement). The non-employee director’s RSU award agreement also incorporates provisions with respect to perpetual confidentiality. A breach by the non-employee director of such provisions could result in such non-employee director’s termination of RSU for cause and the termination of the RSU award.

40        SKYLINE CHAMPION    |    2019 Proxy Statement

DIRECTOR COMPENSATION

Non-Employee Director Compensation in Fiscal 2019

The following table provides each element of non-employee director compensation for fiscal 2019.

Name	Fees Earned or Paid in Cash ($) (a)	Stock Awards ($) (b)	Total ($)
Timothy Bernlohr	131,855	94,938	226,793
Michael Berman	33,500	94,938	128,438
Michael Bevacqua (c)	—	—	—
Michael Kaufman (c)	—	—	—
Daniel R. Osnoss (c)	—	—	—
Gary Robinette	88,251	94,938	183,189
Ian Samuels (c)(d)	—	—	—
David Smith (c)(d)	—	—	—
Michael Treisman (c)(d)	—	—	—
Richard W. Florea	56,979	94,938	151,917
John C. Firth	113,792	94,938	208,730
Arthur J. Decio (e)	5,000	—	5,000
Samuel S. Thompson (e)	13,000	—	13,000
John W. Rosenthal, Sr. (e)	11,500	—	11,500
Matthew W. Long (e)	12,250	—	12,250
Thomas L. Eisele (e)	10,250	—	10,250

(a)	Represents the cash compensation earned in fiscal 2019 for Board, Committee, and Board and Committee chair service.

(b)

Represents the aggregate grant date fair value of the stock awards made in fiscal 2019 as determined in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. In January 2019, we granted 6,667 shares of restricted common stock to each non-employee director then in office.

(c)	Directors affiliated with our Principals Shareholders did not receive compensation for their services.

(d)	Messrs. Samuels, Smith, and Treisman left the Board on August 23, 2018.

(e)	Messrs. Decio, Thompson, Rosenthal, Long, and Eisele left the Board on June 1, 2018 in connection with the Exchange.

The following table provides information on the number of shares underlying unvested RSUs and the aggregate option awards held by each of our non-employee directors as of March 30, 2019:

Name	Restricted Stock Units (#)	Outstanding Option Awards (#)
Timothy Bernlohr	6,667	—
Michael Berman	6,667	—
John Firth	6,667	—
Richard Florea	6,667	—
Gary Robinette	6,667	—

2019 Proxy Statement    |    SKYLINE  CHAMPION        41

DIRECTOR COMPENSATION

Share Ownership of Certain Beneficial Owners

As of May 24, 2019, our directors and executive officers beneficially owned including share based awards expected to vest or will become exercisable within 60 days, in the aggregate, 2,724,698 shares of Skyline Champion common stock (or collectively approximately 4.8% of the outstanding shares of Common Stock).

The following table describes the shares of Skyline Champion common stock that each of the following persons beneficially owned as of May 24, 2019:

Name**	Position	Shares of Common Stock Beneficially Owned	Percent of Class
DIRECTORS:
Keith Anderson	Chief Executive Officer, Director	1,227,429	2.2%
Timothy Bernlohr	Chairman of the Board, Director	57,298	*
Michael Berman	Director	6,667	*
Michael Bevacqua (1)	Director	—	*
John C. Firth	Director	17,167	*
Richard W. Florea	Director	129,648	*
Michael Kaufman (2)	Director	—	*
Daniel R. Osnoss (3)	Director	—	*
Gary E. Robinette	Director	57,298	*
NAMED EXECUTIVE OFFICERS (4):
Mark Yost	President—US Operations	509,815	*
Laurie Hough	Executive Vice President, Chief Financial Officers & Treasurer	259,500	*
Joe Kimmell	Regional Vice President—US Northeast Region	89,074	*
Wade Lyall	Regional Vice President—US South Region	131,096	*
All executive officers and directors of Skyline Champion as a group (16 persons) (5)		2,724,698	4.8%
GREATER THAN 5% SHAREHOLDERS:
Wellington Management Group LLP (6)		7,894,705	13.9%
MAK Champion Investment LLC and related investment funds (7)		4,039,759	7.1%

◾	each of Skyline Champion’s current directors;

◾	Skyline Champion’s named executive officers;

◾	all of Skyline Champion’s current directors and executive officers as a group; and

◾	each other person known by Skyline to beneficially own more than five percent of the outstanding shares of Skyline common stock.

Information with respect to the directors and executive officers is based on our records and data supplied by each of the directors and executive officers. Information with respect to beneficial owners of more than five percent of the outstanding shares of our common stock is based on filings those persons have made with the SEC.

*	Indicates less than 1.0% of the total number of outstanding shares of Skyline common stock calculated in accordance with Rule 13d-3 under the Exchange Act.

**	Unless otherwise indicated, the address for all persons is P.O. Box 743, 2520 By-Pass Road, Elkhart, Indiana 46515

(1)	The address of Mr. Bevacqua is c/o Bain Capital Credit, 200 Clarendon Street, Boston, MA 02116.

(2)	Michael A. Kaufman is the managing member of MAK GP LLC and MAK Management LLC. The address of Mr. Kaufman is c/o MAK Capital One, 590 Madison Avenue, Suite 2401, New York, New York 10022.

(3)

Mr. Osnoss, a Senior Managing Director of Centerbridge Partners, L.P. and direct and indirect owner of interests in Centerbridge Capital Partners, L.P., Centerbridge Capital Partners SBS, L.P. and Centerbridge Capital Partners Strategic, L.P. disclaims beneficial ownership of shares owned by such funds, as described in note 6 below, except to the extent of his pecuniary interest therein. The address of Mr. Osnoss is c/o Centerbridge Partners, 375 Park Avenue, New York, New York 10152.

42        SKYLINE CHAMPION    |    2019 Proxy Statement

DIRECTOR COMPENSATION

(4)

In addition to the listed NEOs, the Company’s other executive officers are Roger Scholten, Senior Vice President and General Counsel, Timothy Burkhardt, Vice President and Controller, and formerly Jon Pilarski, former Chief Financial Officer.

(5)

In addition to the shares held by directors and the Skyline Champion named executive officers identified in the table above, the shares held by Skyline Champion executive officers include 180,815 shares held by Roger Scholten, Senior Vice President, General Counsel, and 58,891 shares held by Timothy Burkhardt, Vice President and Controller.

(6)	The address of Wellington Management Group LLP is 280 Congress Street, Boston, MA 02110.

(7)

The shares included in the table consist of: 2,949,024 shares held by MAK Champion Investment LLC (“MAK Champion”) and 1,090,735 shares held by MAK-ro Capital Master Fund LP (“MAK-ro”). MAK Champion Investment LLC is wholly owned by the MAK Capital Fund LP. MAK GP LLC is the general partner of, and MAK Capital One LLC is the investment adviser to, each of MAK Capital Fund LP and MAK-ro Capital Master Fund LP. The business address of each of the entities and persons identified above is 590 Madison Avenue, Suite 2401, New York, New York 10022.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers, directors, and persons who beneficially own more than 10% of our common stock are required to report any transactions in our common stock to the SEC and to share those reports with us. As a matter of practice, we assist our executive officers and directors in preparing and filing these reports. Based solely on a review of these reports or written representations that no other reports were required, we believe that all officers, directors and beneficial owners of more than 10% of our common stock complied with applicable filing requirements during fiscal 2019.

Equity Compensation Plan Information

The following table provides information as of March 30, 2019, with respect to our equity-based compensation plans under which shares of our common stock have been authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1) (A)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2) (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)
Equity compensation plans approved by shareholders	450,366	$15.00	5,200,562
Equity compensation plans not approved by shareholders	—	—	—
Total	450,366	$15.00	5,200,562

(1)

This amount represents the following: (a) 145,960 shares subject to outstanding options, (b) 145,960 shares subject to outstanding PSUs (determined assuming target performance), and (c) 158,446 shares subject to outstanding restricted stock units. Each award agreement granting PSUs entitles the participant to up to a maximum of 150% of the target number of PSUs if certain performance metrics are achieved. The options, performance-based restricted stock units and restricted stock units are all under our Equity Incentive Plan. Restricted shares outstanding under our equity plans have already been reflected in our total outstanding common stock balance.

(2)

The weighted-average exercise price is calculated solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding awards of performance-based restricted stock units and restricted stock units, which have no exercise price.

2019 Proxy Statement    |    SKYLINE  CHAMPION        43

  GENERAL INFORMATION

Voting Information

Shareholders Entitled to Vote

The record date for voting is June 5, 2019. Only shareholders of record at the close of business on June 5, 2019 are entitled to notice of and to vote at the 2019 Annual Meeting and any adjournment or postponement of the meeting. On June 5, 2019 there were 56,657,191 shares of our common stock outstanding. Each share is entitled to one vote on each of the matters to be presented at the 2019 Annual Meeting. There are no cumulative voting rights for the election of directors.

The holders of a majority of the outstanding shares of common stock as of the close of business on the record date must either be present in person or represented by proxy to constitute a quorum at the 2019 Annual Meeting. Shares that are present that vote to abstain or do not vote on one or more of the matters to be voted upon are counted as present for establishing a quorum. All votes cast at the 2019 Annual Meeting will be tabulated by Computershare Trust Company, N.A.

How to Vote (Record Owners)

Shareholders of record (that is, shareholders who hold their shares in their own name) may vote in any of the following ways:

◾ By Internet. You may vote online by accessing www.proxypush.com/SKY and following the on-screen instructions. You will need the Control Number included on the Notice of Internet Availability of Proxy Materials (the “Notice”) or on your proxy card, as applicable. You may vote online 24 hours a day. If you vote online, you do not need to return a proxy card.

◾ By Telephone. If you are located in the U.S., you may vote by calling toll free 1-866-307-0847and following the instructions. You will need the Control Number included on the Notice or on your proxy card, as applicable. You may vote by telephone 24 hours a day. If you vote by telephone, you do not need to return a proxy card.

◾ By Mail. If you requested printed copies of the proxy materials, you will receive a proxy card, and you may vote by signing, dating and mailing the proxy card in the envelope provided.

◾ In Person. You may vote in person at the annual shareholders meeting by requesting a ballot from the inspector of election at the meeting.

How to Vote (Beneficial Owners)

If your shares are held in “street name” (that is, in the name of a bank, broker, or other holder of record), you may vote in any of the following ways:

◾ By Internet. You may vote online by following the instructions provided in the Notice. You will need the Control Number included on the Notice or on your voting instruction form, as applicable. You may vote online 24 hours a day. If you vote online, you do not need to return a voting instruction form.

◾ By Telephone. You may vote by telephone by following the instructions provided in the Notice. You will need the Control Number included on the Notice or on your voting instruction form, as applicable. You may vote by telephone 24 hours a day. If you vote by telephone, you do not need to return a voting instruction form.

◾ By Mail. If you requested printed copies of the proxy materials, you will receive a voting instruction form, and you may vote by signing, dating and mailing it in the envelope provided.

◾ In Person. You must obtain a legal proxy from the organization that holds your shares in order to vote your shares in person at the annual shareholders meeting. Follow the instructions on the Notice to obtain this legal proxy.

Deadline for Voting	For both shareholders of record and beneficial owners of shares held in street name, online and telephone voting is available through 11:59 p.m. ET on Monday, July 29, 2019.

44        SKYLINE CHAMPION    |    2019 Proxy Statement

GENERAL INFORMATION

Changing Your Vote

You may change or revoke the authority granted by your execution of a proxy at any time prior to the 2019 Annual Meeting by:

◾ filing a timely written notice of revocation addressed to the attention of: Secretary, Skyline Champion Corporation, P.O. Box 743, 2520 By-Pass Road, Elkhart, Indiana 46515;

◾ mailing a duly executed proxy bearing a later date;

◾ re-voting by Internet or telephone prior to the date and time described in this proxy statement; or

◾ voting in person at the 2018 Annual Meeting and requesting that your proxy be revoked.

Only your latest vote will be counted.

Effect of Not Voting

Shareholders of Record. If you are a shareholder of record and you:

◾ Do not vote via the internet, by telephone or by mail, your shares will not be voted unless you attend the annual shareholders meeting to vote them in person.

◾ Sign and return a proxy card without giving specific voting instructions, then your shares will be voted in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion on any other matters properly presented for a vote.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and you do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares generally may vote your shares on routine matters but cannot vote your shares on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will not have the authority to vote your shares on this matter. This is generally referred to as a “broker non-vote.”

Voting Standards	Proposals Two (ratification of EY) and Three (advisory vote on executive compensation) must be approved by the affirmative vote of a majority of the votes cast. Proposal One (election of director) must be approved by the affirmative vote of a plurality of the votes cast. Abstentions and broker non-votes will not be counted in determining the number of votes cast on Proposals One, Two, or Three.
Routine and Non-Routine Proposals

Routine Proposals. Proposal Two (ratification of EY) is considered a routine matter. A broker or other nominee generally may vote on routine matters, and therefore we expect no broker non-votes in connection with Proposal Two.

Non-routine Proposals. Proposals One (election of directors) and Three (advisory vote on executive compensation) are considered non-routine matters. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on these proposals.

Counting the Votes	Representatives from Computershare Trust Company, N.A., our transfer agent, will tabulate the votes and act as inspector of election at the annual shareholders meeting.

2019 Proxy Statement    |    SKYLINE  CHAMPION        45

GENERAL INFORMATION

Proxy Information

Electronic Access to Proxy Materials and Annual Report

We are providing access to our proxy materials primarily over the internet rather than mailing paper copies of those materials to each shareholder. On or about June 17, 2019, we will mail the Notice to our shareholders. This Notice will provide website and other information for the purpose of accessing proxy materials. The Notice tells you how to:

◾  View our proxy materials for the annual shareholders meeting on the internet.

◾  Instruct us to send proxy materials to you by mail or email.

Choosing to receive proxy materials by email will save us the cost of printing and mailing documents and will reduce the impact of our annual shareholders meeting on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect unless and until you rescind it.

Proxy Solicitation	Proxies may be solicited, without extra compensation, by officers, agents and employees of Skyline Champion who may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile, email or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be paid for by Skyline Champion.
“Householding of Proxy Materials”	The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Skyline Champion and some brokers “household” proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or Skyline Champion that they or Skyline Champion will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account, or Skyline Champion if you hold shares directly in your name. You can notify Skyline Champion by sending a written request to Investor Relations, Skyline Champion Corporation, P.O. Box 743, 2520 By-Pass Road, Elkhart, Indiana 46515 or by calling (248) 614-8211.
Annual Shareholders Meeting Information
Attendance at the Annual Shareholders Meeting	Attendance at the 2019 Annual Meeting will be limited to record or beneficial owners of Skyline Champion common stock as of June 5, 2019 (or their authorized representatives). When you arrive at the meeting, you must present photo identification, such as a driver’s license. If your shares are held by a bank, broker or other nominee, you must also present your bank or broker statement evidencing your beneficial ownership of Skyline Champion’s common stock to gain admission to the 2019 Annual Meeting. Skyline Champion reserves the right to deny admittance to anyone who cannot show sufficient proof of share ownership as of June 5, 2019. Please contact our Investor Relations team at (248) 614-8211 if you need to obtain directions on how to attend the 2019 Annual Meeting and vote in person. Cameras, recording devices and other electronic devices will not be permitted at the annual shareholders meeting.
Other Matters	We are not aware of any matters that may come before the annual shareholders meeting other than the proposals disclosed in this proxy statement. If other matters do come before the annual shareholders meeting, the named proxies will vote in accordance with their best judgment.
Next Year’s Meeting	We plan to hold our 2020 annual shareholders meeting on or about July 30, 2020.

46        SKYLINE CHAMPION    |    2019 Proxy Statement

GENERAL INFORMATION

Shareholder Proposal Information
Shareholder Proposals and Other Items of Business

Shareholder Proposals to be Considered for Inclusion in Our Proxy Materials. Pursuant to SEC Rule 14a-8, some shareholder proposals may be eligible for inclusion in Skyline Champion’s proxy statement for the 2020 annual meeting of shareholders. To be considered for inclusion in next year’s proxy statement, shareholder proposals must be received by our Secretary at our principal executive offices no later than the close of business on February 18, 2020.

Shareholder Proposals to be Brought Before an Annual Meeting. The Company’s bylaws provide that, for shareholder nominations to the Board or other proposals to be considered at an annual meeting, the shareholder’s notice of nomination or other proposal must have been timely received by us at Secretary, Skyline Champion Corporation, P.O. Box 743, 2520 By-Pass Road, Elkhart, Indiana 46515. In order to be timely, the notice must be received by us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the prior year’s annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the day on which we first provide notice or public disclosure of the date of such annual meeting. Assuming the date of our 2020 annual meeting is not so advanced or delayed, shareholders who wish to make a proposal at the 2020 annual meeting must notify us no earlier than April 1, 2020 and no later than May 1, 2020. Such notice must provide the information required by our bylaws with respect to each matter the shareholder proposes to bring before the 2020 annual meeting.

All director nominations and proposals must be submitted in writing to our Corporate Secretary at Skyline Champion Corporation, P.O. Box 743, 2520 By-Pass Road, Elkhart, Indiana 46515.

FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Exchange Act of 1934. Words such as “may”, “will”, “should”, “likely”, “expects”, “intends”, “believes”, “estimates”, “positioned”, “continues”, “maintain”, “remain”, “recurring”, “target”, and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and are based on certain assumptions and expectations which may not be realized. For a more detailed discussion of these factors, see the information in our most recent Form 10-K filed with the SEC. Our forward-looking statements speak only as of the date of this proxy statement or as of the date they are made, and we undertake no obligation to update them.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 30, 2019 WILL BE SENT WITHOUT CHARGE TO ANY SHAREHOLDER REQUESTING IT IN WRITING FROM: SKYLINE CHAMPION CORPORATION, P.O. BOX 743, 2520 BY-PASS ROAD, ELKHART, INDIANA 46515, ATTN: INVESTOR RELATIONS.

2019 Proxy Statement    |    SKYLINE  CHAMPION        47

ANNUAL MEETING OF SKYLINE CHAMPION CORPORATION

Date:	July 30, 2019
Time:	9:00 A.M. (Eastern Time)
Place:	Hilton Garden Inn, 200 Wilshire Drive, Troy, MI 48084

Please make your marks like this:   ☒ Use dark black pencil or pen only

Board of Directors Recommends a Vote FOR proposals 1, 2, and 3.

1:	To elect seven members of the Board of Directors, each to serve until the next annual meeting of shareholders or until a successor has been duly elected and qualified.
		For		Withhold	Directors Recommend
	01 Keith Anderson	☐		☐	For
	02 Timothy Bernlohr	☐		☐	For
	03 Michael Berman	☐		☐	For
	04 John C. Firth	☐		☐	For
	05 Michael Kaufman	☐		☐	For
	06 Gary E. Robinette	☐		☐	For
	07 Mark Yost	☐		☐	For
		For	Against	Abstain
2:	To ratify the appointment of Ernst & Young LLP as Skyline Champion’s independent registered public accounting firm.	☐	☐	☐	For

3:	To consider a non-binding advisory vote on fiscal 2019 compensation paid to Skyline Champion’s named executive officers.	☐	☐	☐	For
Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Skyline Champion Corporation

to be held on Tuesday, July 30, 2019

for Holders as of June 5, 2019

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
Go To	INTERNET		Call	TELEPHONE 866-307-0847

www.proxypush.com/SKY • Cast your vote online. • View Meeting Documents.	OR	• • •	Use any touch-tone telephone. Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions.
MAIL

OR	•	Mark, sign and date your Proxy Card/Voting Instruction Form.
	•	Detach your Proxy Card/Voting Instruction Form.
	•	Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Laurie Hough and Roger Scholten, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Skyline Champion Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 APPOINT THE AUDITORS IN ITEM 2 AND CONSIDER A NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION IN ITEM 3 AND AUTHORITY WILL BE DEEMED GRANTED FOR MATTERS AS DESCRIBED ABOVE.

PROXY TABULATOR FOR SKYLINE CHAMPION CORPORATION P.O. BOX 8016
CARY, NC 27512-9903

Proxy — Skyline Champion Corporation

Annual Meeting of Stockholders

July 30, 2019, 9:00 a.m. (Eastern Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Laurie Hough and Roger Scholten (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Skyline Champion Corporation, an Indiana corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Hilton Garden Inn, 200 Wilshire Drive, Troy, MI 48084, on Tuesday, July 30, 2019, at 9:00 a.m. (EDT) and all adjournments thereof.

The purpose of the Annual Meeting is to take action on the following:

1.  Elect the Directors;

2.  Appoint the auditors and consider a non-binding advisory vote on executive compensation; and

3.  Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The seven directors up for re-election are: Keith Anderson, Timothy Bernlohr, Michael Berman, John C. Firth, Michael Kaufman, Gary E. Robinette, and Mark Yost.

The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” each proposal.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

To attend the meeting and vote your shares            ☐

in person, please mark this box.